UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIBBEY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

LIBBEY®

TOAST TO 200 YEARS

2018
Proxy Statement and Notice of Annual Meeting of Shareholders

LIBBEY INC.
P.O. Box 10060
300 Madison Avenue
Toledo, Ohio 43699-0060
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
At the meeting, shareholders will:

Board Recommendation
1	Elect two directors, both for a term of three years;	FOR Ms. Moerdyk and Mr. Orr	WHEN May 16, 2018 2:00 p.m. Eastern Daylight Saving Time

2	Vote, on an advisory basis, to approve executive compensation;	FOR
WHERE Libbey Corporate Showroom 335 North St. Clair Street Toledo, Ohio 43604

3	Vote to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2018 fiscal year; and	FOR

RECORD DATE Close of business on March 19, 2018
4	Transact such other business as properly may come before the meeting.

You are entitled to vote at the meeting if you were an owner of record of Libbey Inc. common stock at the close of business on March 19, 2018. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement or letter or proxy from your broker or other intermediary will suffice.
We have elected to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to shareholders on the internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on March 19, 2018. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission.
Whether or not you plan to attend the meeting, we hope you will vote as soon as possible.
By Order of the Board of Directors,

Susan A. Kovach
Secretary
March 29, 2018
Toledo, Ohio

2018 Proxy Statement i

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	i	EXECUTIVE COMPENSATION TABLES	42
		Summary Compensation Table	42
		Grants of Plan-Based Awards Table	45
A MESSAGE FROM THE INDEPENDENT LEAD DIRECTOR	1	Outstanding Equity Awards at Fiscal Year-End Table	47
		Option Exercises and Stock Vested for Fiscal 2017 Table	49
		Pension Benefits in Fiscal 2017 Table	50
PROXY STATEMENT SUMMARY	2	Nonqualified Deferred Compensation Table	51
		Potential Payments upon Termination or Change in Control Table	52
CORPORATE GOVERNANCE	9
PROPOSAL NO. 1	9	CEO PAY RATIO	56
LIBBEY BOARD OF DIRECTORS	9
How does our Board select nominees for our Board?	9	AUDIT-RELATED MATTERS	57
Who are our Director Nominees?	11	PROPOSAL NO. 3	57
Who are our Continuing Directors?	12	What fees did Libbey pay to its auditors for fiscal 2017 and 2016?	57
How does our Board determine which directors are considered independent?	15
		What are Libbey's pre-approval policies and procedures?	57
How does our Board think about Board refreshment and succession planning?	15	Report of the Audit Committee	58

How do shareholders nominate candidates for the Board?	15	STOCK OWNERSHIP INFORMATION	59
THE BOARD'S ROLE AND RESPONSIBILITIES	16	Who are the largest owners of Libbey stock?	59
What are the Board's key responsibilities?	16	How much stock do our directors and officers own?	60
How do shareholders and other interested parties communicate with the Board?	16	Section 16(a) Beneficial Ownership Reporting Compliance	63

BOARD STRUCTURE	16
How is our Board leadership structured?	16	QUESTIONS AND ANSWERS ABOUT THE MEETING	64
What are the roles of the Board's committees?	18
How often did our Board meet during fiscal 2017?	18	Who may vote?	64
BOARD PROCESSES	18	What may I vote on, what are my voting options and how does the Board recommend that I vote?	64
Certain Relationships and Related Transactions	19
Does Libbey have corporate governance guidelines?	19	How do I vote?	64
Are Libbey's directors required to attend Libbey's Annual Meeting of Shareholders?	19	May I change my vote?	65
		How many shares of Libbey common stock are outstanding?	65
NON-MANAGEMENT DIRECTORS' COMPENSATION	20
		How big a vote do the proposals need in order to be adopted?	65
EXECUTIVE COMPENSATION	22
PROPOSAL NO. 2	22	What constitutes a quorum?	65
COMPENSATION DISCUSSION AND ANALYSIS	23	How will votes be counted?	65
Executive Summary	23	What are broker non-votes?	66
Executive Compensation Philosophy	26	How will voting be conducted on other matters raised at the meeting?	66
What are the elements of Libbey's executive compensation program?	27
		When must shareholder proposals be submitted for the 2019 Annual Meeting?	66
What pay did Libbey's executives receive for 2017?	28
How does Libbey determine the forms and amounts of executive pay?	34
		GENERAL INFORMATION	67
What are Libbey's equity grant practices?	37
Policies and practices related to Libbey's executive compensation program	37	APPENDIX A	68

Potential Payments upon Termination or Change in Control	39

COMPENSATION COMMITTEE REPORT	41

ii Libbey Inc.

A MESSAGE FROM THE
INDEPENDENT LEAD DIRECTOR

Dear Fellow Shareholders,
Despite operating in an extremely competitive environment in 2017, Libbey remained committed to Creating Momentum. To guide Libbey through the intensely competitive global environment, we deliberately focused on our strategic goals of improving marketing capabilities with new product development and innovation, improving operating processes, systems and technology, and building winning teams that foster high performance and live our core values. We expect these operating strategies to lead to improved shareholder value.
Our progress during 2017 with respect to these strategic initiatives was significant:
•
We launched our new e-commerce platform in July, with over 300 products introduced.
•
Our innovation and development of new products drove approximately $17.6 million of sales.
•
We launched over 600 new products at trade shows throughout the year.
•
We began implementation of a re-balance of our production footprint to improve cost and delivery.
•
We made significant progress in shaping a cohesive executive team that better represents our current structure and our path forward.
•
We introduced career development programs throughout the organization to offer our employees a structured framework in which to grow and to deepen our talent bench.
This progress enabled us to deliver improved performance in the second half of 2017 and emerge as one of the strongest players in the global glass tableware and housewares industries. Building on these achievements, Libbey is entering 2018 motivated to continue transformational progress that will drive long-term success. We are confident in our management's ability to deliver improved financial performance.
2018 marks Libbey's 200th anniversary. We are proud to join the exclusive group of companies that claim a legacy spanning two centuries.
The Libbey board of directors and management raise a glass to our shareholders, customers, and employees for their dedication and support during Libbey's first 200 years. We are excited to see what the next 200 years hold.
Sincerely,
John C. Orr
Independent Lead Director

“To guide Libbey through the intensely competitive global environment, we deliberately focused on our strategic goals of improving marketing capabilities with new product development and innovation, improving operating processes, systems and technology, and building winning teams that foster high performance and live our core values. We expect these operating strategies to lead to improved shareholder value.”

2018 Proxy Statement 1

PROXY STATEMENT SUMMARY

Company Overview and Business Highlights
During 2017, we remained committed to our Creating Momentum strategic priorities:

PROFITABLE GROWTH	OPERATIONAL EXCELLENCE	ORGANIZATIONAL EXCELLENCE
Improving marketing capabilities in new product development and innovation to drive profitable growth	Improving operating processes, systems and technology	Building winning teams that foster high performance and live our core values
This commitment to Creating Momentum is evidenced by the following significant accomplishments:

•	We launched our new e-commerce platform in July, with over 300 products introduced.

•	Our innovation and development of new products drove approximately $17.6 million of sales.

•
We launched 225 new products at the International Housewares Show in March, 350 new products at the National Restaurant Association show in May, and 72 new products at the New York Table Top show in October.

•
We launched the new Urban Story® Collection as well as the Constellation™ Dinnerware Collection, which includes the first and exclusive use of the Microban® technology on ceramic dinnerware in the foodservice industry in the U.S. and Canada. (Microban® is a registered trademark of Microban Products Company.)

•	We completed an extensive program to re-position our Europe, Middle East and Africa (EMEA) operations and customer profitability profiles.

•	We began implementation of a re-balance of our production network.

•	We implemented a company-wide career development program to assist our employees in reaching their full potential and to deepen our talent bench.
While we are focused on taking advantage of opportunities we see in our markets to drive long-term growth, we need to continue to improve both our operational and organizational excellence. Therefore, in 2018, we plan to start our implementation of several technology upgrades and will be making investments that will be critical to expanding our future growth opportunities and improving the effectiveness of our supply chain.
Despite the significant progress we made with respect to our strategic priorities, our business was impacted by a number of headwinds: Intense global competition, continued declines in restaurant traffic, weather-related disasters, and the increasing shift of retail sales away from traditional brick-and-mortar stores toward e-commerce, all impacted our financial results.

•	2017 net sales of $781.8 million reflected a decrease of 1.5% from prior year.

•
Net loss was $93.4 million in 2017, compared to net income of $10.1 million in 2016, driven primarily by a non-cash goodwill impairment charge of $79.7 million associated with our Latin America segment as well as a $6.7 million charge related to the revaluation of deferred tax assets as a result of the latest U.S. tax reform.

•	Our Adjusted EBITDA (calculated as shown in Appendix A) for 2017 was $70.6 million, compared to $111.6 million in 2016.

•	Our stock price decreased from $19.46 on December 31, 2016, to $7.52 on December 31, 2017, reflecting annual total shareholder return (TSR) of (59)%, as shown in the following chart:

2 Libbey Inc.

Proxy Statement Summary

Comparison of Cumulative Five-Year Total Return

		Indexed Returns Years Ending
Company / Index	Base Period Dec 2012	Dec 2013	Dec 2014	Dec 2015	Dec 2016	Dec 2017
Libbey Inc.	100	108.53	162.48	111.69	104.64	42.68
Russell 2000 Index	100	138.82	145.62	139.19	168.85	193.58
Peer Group	100	146.62	132.39	131.81	172.23	233.12
See page 35 for information regarding the peer group referred to in the above graph and table.

•	We fell short of target with respect to the financial performance measures under our 2017 Senior Management Incentive Plan (“SMIP”) and our 2015 Long-Term Incentive Plan (“LTIP”).
We nonetheless remained committed to returning value to our shareholders, distributing $10.4 million of free cash flow to our shareholders through dividends in 2017.

How to Vote

Registered Shareholders

IN PERSON	VIA MAIL	VIA PHONE	VIA INTERNET
Bring the proxy card, notice document or email you received and bring other proof of identification and request a ballot at the Annual Meeting.
If you received printed copies of the proxy materials by mail, you may mark, date and sign the enclosed proxy card and return it in the postage-paid envelope that was provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Call on a touch-tone telephone, toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight saving time, on May 15, 2018. Make sure you have your proxy card, notice document or email that you received and follow the simple instructions provided.

Go to www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight saving time, on May 15, 2018. Make sure you have available the proxy card, notice document or email that you received and follow the simple instructions provided.

For additional voting information, see "Questions and Answers About the Meeting - How Do I Vote?" starting on page 64.

2018 Proxy Statement 3

Proxy Statement Summary

Voting Proposals and Board Recommendations

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Election of Ms. Carol B. Moerdyk and Mr. John C. Orr as Class I directors
The Board recommends a vote FOR each Director Nominee
DIRECTOR NOMINEES - CLASS I

CAROL B. MOERDYK, 67	JOHN C. ORR, 67
Retired, Senior Vice President, International of OfficeMax Incorporated Director Since 1998 Independent	Retired, President, Chief Executive Officer of Myers Industries, Inc. Director Since 2008 Independent Lead Director Since 2016
Qualifications:
•    Significant financial expertise developed through her experience as a CFA and public company chief financial officer
•    Public company board and corporate governance experience
•    Executive leadership and U.S. and international operations experience
Libbey Committees
•    Compensation
•    Nominating and Governance
Other Current Public Company Boards
•    American Woodmark Corporation

Qualifications:
•    Extensive international manufacturing and plant management experience
•    Extensive organizational leadership experience
•    Public company board and corporate governance experience
Libbey Committees
•    Audit
•    Nominating and Governance Chair
Other Current Public Company Boards
•    None

DIRECTOR NOMINEES

ARE INDEPENDENT	HAVE SIGNIFICANT EXECUTIVE LEADERSHIP EXPERIENCE	HAVE OTHER PUBLIC COMPANY BOARD EXPERIENCE	HAVE U.S. AND INTERNATIONAL OPERATIONS EXPERIENCE

4 Libbey Inc.

Proxy Statement Summary

CONTINUING DIRECTORS - CLASS II AND III

Name and Age	Independent	Director Since	Libbey Committees	Other Current Public Company Boards
Carlos V. Duno, 70	Yes	2003	C (Chair)	None
Owner and CEO, The Hire Firm			N&G
William A. Foley, 70	No	1994		Myers Industries, Inc.
Chairman & CEO, Libbey Inc.
Ginger M. Jones, 53	Yes	2013	A (Chair)	None
VP and CFO, Cooper Tire & Rubber Company			C
Eileen A. Mallesch, 62	Yes	2016	A	Fifth Third Bancorp
SVP and CFO, property and casualty insurance business of Nationwide Insurance (retired)			C	State Auto Financial Corp.

Deborah G. Miller, 68	Yes	2003	A	Sentinel Group Funds, Inc.
CEO, Enterprise Catalyst Group			N&G
Steve Nave, 48	Yes	2017	C	None
President, CEO and a director, Bluestem Group Inc. (retired)
A: Audit
C: Compensation
N&G: Nominating & Governance

BOARD SNAPSHOT

INDEPENDENT	TENURE OF LESS THAN 5 YEARS	WOMEN	MINORITIES
7/8	3/8	4/8	1/8

2018 Proxy Statement 5

Proxy Statement Summary

Executive Compensation

PROPOSAL NO. 2
ADVISORY SAY-ON-PAY
RESOLVED, that the stockholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executives, as disclosed in this proxy statement, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, pursuant to Item 402 of Regulation S-K.

The Board recommends a vote FOR this Proposal
2017 EXECUTIVE PAY HIGHLIGHTS
The Compensation Committee strives to provide an executive compensation program that aligns the interests of our executives with those of our shareholders. In furtherance of that aim, the Compensation Committee adjusted the mix of certain pay elements in 2017, thereby increasing the percentage of our CEO's target pay opportunity that is performance-based from 44% to 50%. The percentage of our CEO's target pay opportunity that is "at-risk" remained high, slightly increasing from 80% in 2016 to 81% in 2017.
Elements of Compensation

CEO	Element	Key Characteristics	NEOs

BASE SALARY

	Base Salary	Fixed component; reviewed annually

INCENTIVE-BASED PAY (Performance-Based; At Risk)

	Annual cash incentive award under our SMIP	At-risk variable pay opportunity for short-term performance; based 50% on Adjusted Cash Earnings and 50% on Strategic Objectives; no guaranteed minimum payout; maximum payout of 200% of target

	Long-term performance cash incentive awards under our LTIP	Formula-driven, at-risk cash award that comprises 50% of LTIP opportunity; based on ROIC for each year through 2017; no guaranteed minimum payout; maximum payout of 200% of target

TIME-BASED PAY (At Risk)

	Nonqualified stock options (NQSOs) granted under our LTIP	Comprise 20% of LTIP opportunity; exercise price equal to closing stock price on grant date; generally awarded annually; vest ratably over four years; expire ten years from grant date

	Restricted stock units (RSUs) granted under our LTIP	Comprise 30% of LTIP opportunity; vest ratably over four years; no dividends or voting rights with respect to unvested RSUs

The percentages above represent pay opportunity at target and do not include sign-on or retention awards. “NEOs” exclude Annunciata Cerioli, former Vice President, Chief Supply Chain Officer, whose employment ended March 31, 2017. Adjusted cash earnings and ROIC are calculated as shown in Appendix A.

6 Libbey Inc.

Proxy Statement Summary

PAY FOR PERFORMANCE ALIGNMENT

SALARIES REDUCED	INCENTIVE PAYMENTS BELOW TARGET	OPTIONS UNDER WATER	DECLINE IN RSU VALUE
Voluntary 10% salary reduction for CEO and 5% salary reduction for other executives beginning May 1, 2017	LTIP payouts were only 19.7% of target; SMIP payouts were 63.0% to 85.0% of target(1)	As of December 31, 2017, all NQSOs granted since 2010 are under water	RSUs granted in 2017 have declined in value since grant date
(1) Does not include Ms. Cerioli, whose employment ended March 31, 2017
Base Salaries
Effective April 1, 2017, each of the non-CEO named executives received a base salary increase ranging from 1.5% to 3.0%. In light of the Company's disappointing performance during the first quarter of 2017, all of the then-current executives volunteered to reduce their base salaries. Mr. Foley reduced his salary by 10.0%, while Mr. Burmeister, Ms. Kovach, Mr. Miñarro, and Ms. Summersgill reduced their salaries by 5.0%. These reductions were effective May 1, 2017, and continued through December 31, 2017.
Incentive Plan Targets
In setting the named executives’ target opportunities under the 2017 SMIP and 2017 LTIP, the Compensation Committee elected not to increase the target opportunities from the prior-year plans for any of the named executives except Ms. Summersgill, whose SMIP target opportunity was increased from 45% to 50%, consistent with the target opportunity of Ms. Kovach.
By reducing their base salaries (as explained above), the executives also effectively reduced their target opportunities under the 2017 SMIP, as SMIP targets are a percentage of each executive’s actual base salary earnings for the year.
2017 SMIP Results
The Committee assessed our performance under our 2017 SMIP in February 2018. Payouts under the 2017 SMIP were based 50% on company-wide adjusted cash earnings (calculated as shown in Appendix A) and 50% on strategic objectives. While we made meaningful progress toward our strategic objectives, our poor performance with respect to our adjusted cash earnings metric resulted in all of our named executives receiving below-target payouts ranging from 63.0% to 85.0% of target.
2015 LTIP Performance Cash Results
In February 2018, our Compensation Committee also reviewed our performance under the performance cash component of the 2015 LTIP, which covered the three-year performance cycle ended December 31, 2017. Payouts for all of the named executives were determined based on our return on invested capital (ROIC) for each of the three 1-year performance periods included in the three-year performance cycle. The scale used to determine the payout score for each of the three 1-year performance periods is reset for each performance period to correlate with targeted ROIC for that year. The amount of the final payout was determined based on the average of the three discrete, single-year payout scores. Applying the payout scales described on page 33, the Committee approved payouts equal to only 19.7% of the target opportunities for the named executives. ROIC is calculated as shown in Appendix A.

CEO Target Pay Opportunity vs. Realizable Pay

Target Pay includes: annualized base salary at the rate in effect before May 1, 2017, voluntary reduction; 2017 SMIP target opportunity as estimated at the time of grant; performance cash target opportunity under the 2015 LTIP (for the 2015-2017 performance cycle); the grant date fair value of RSUs and NQSOs granted in 2017 pursuant to our 2017 LTIP; and the value of "All Other Compensation" as reported in the Summary Compensation Table.
Realizable Pay includes: actual base salary; actual payout under the 2017 SMIP; actual performance cash payout under the 2015 LTIP (for the 2015-2017 performance cycle); the market value of RSUs and NQSOs granted in 2017 pursuant to our 2017 LTIP; and the value of "All Other Compensation" as reported in the Summary Compensation Table. The market value was determined by multiplying the number of RSUs by $7.52, the closing price of our common stock on the last trading day of 2017. The market value of all NQSOs granted in 2017 was $0, as all NQSOs granted in 2017 were under water as of December 31, 2017.

2018 Proxy Statement 7

Proxy Statement Summary

Executive Pay Practices
The table below highlights our current executive pay practices, including practices we have implemented in order to drive performance and practices that we have not implemented because we do not believe they would serve our shareholders’ long-term interests:

WHAT WE DO	WHAT WE DON’T DO
•    We tie pay to performance by ensuring that a significant portion of executive pay is performance-based or at-risk. We set clear financial and strategic goals for corporate performance, and we differentiate based on individual performance against objectives determined early in the year.
•    Periodically, we review market data relative to our peer group of companies, and we utilize tally sheets to ensure compensation opportunities are consistent with the Compensation Committee’s intent.
•    We mitigate undue risk by emphasizing long-term incentives and using caps on potential payouts under both our annual and long-term incentive plans, clawback provisions in our Omnibus Incentive Plans, reasonable retention strategies, performance targets and appropriate Board and management processes to identify and manage risk.
•    We have modest post-employment and change in control arrangements that apply to our executives, with severance multiples of less than or equal to 2x.
•    We utilize “double-trigger” vesting of equity awards and non-equity incentives after a change in control.
•    We provide only limited perquisites that we believe have a sound benefit to our business.
•    We have stock retention requirements to enhance alignment of our executives’ interests with those of our shareholders.
•    Our Compensation Committee retains an external, independent compensation consultant and other external advisors as needed.

•    We do not maintain compensation programs that we believe create undue risks for our business.
•    We do not provide significant additional benefits to executive officers that differ from those provided to all other U.S. employees.
•    We do not permit repricing of stock options or SARs, nor do we permit buyouts of underwater stock options or SARs.
•    We do not permit hedging, pledging or engaging in transactions involving derivatives of our stock.
•    We do not have an employment agreement or change in control agreement with our CEO, nor is our CEO covered by our Executive Severance Compensation Policy.
•    We do not have employment agreements with our executive officers.
•    Our severance and change in control benefits do not include tax "gross-ups.".

Audit-Related Matters

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS
Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the 2018 fiscal year
The Board recommends a vote FOR this Proposal

For information regarding the fees Libbey paid to its auditors for fiscal 2017 and 2016, see page 57.

8 Libbey Inc.

LIBBEY INC. PROXY STATEMENT
We have sent you this proxy statement because our Board of Directors is asking you to give your proxy (the authority to vote your shares) to our proxy committee so that they may vote your shares on your behalf at our annual meeting of shareholders. The members of the proxy committee are James C. Burmeister and Susan A. Kovach. They will vote your shares as you instruct.
We will hold the meeting in the Libbey Corporate Showroom located at 335 North St. Clair Street, Toledo, Ohio, on May 16, 2018, at 2 p.m., eastern daylight saving time. This proxy statement contains information about the matters being voted on and other information that may be helpful to you.
CORPORATE GOVERNANCE

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Election of Ms. Carol B. Moerdyk and Mr. John C. Orr as Class I Directors.
The Board recommends a vote FOR each Director Nominee.
Our Board of Directors, which currently has eight directors, is divided into three classes. The term of office for members of Class I of the Board of Directors will expire on the date of the Annual Meeting in 2018. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Carol B. Moerdyk and John C. Orr to stand for election to Class I.
Those persons who are elected to Class I as directors at the 2018 Annual Meeting will hold office until their terms expire on the date of the 2021 Annual Meeting or until their successors are elected and qualified. The terms of office of the members of Class II and Class III of the Board of Directors will expire on the date of the Annual Meeting in 2019 and 2020, respectively. Information regarding Ms. Moerdyk and Mr. Orr is under “Who are our Director Nominees?” on page 11.
Only Ms. Moerdyk and Mr. Orr will be nominated for election as directors at the Annual Meeting. Each has consented to being named in this proxy statement and to serve if elected, and we expect each to be available to serve. If either of them becomes unavailable to serve before the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced.
Shares represented by proxies will be voted for the election of these two nominees unless authority to vote for any or all of these nominees is withheld. A shareholder entitled to vote for the election of directors may withhold authority to vote for any or all of the nominees.

Libbey Board of Directors

HOW DOES OUR BOARD SELECT NOMINEES FOR OUR BOARD?
Our Board selects new directors following review and evaluation by the Nominating and Governance Committee, which also proposes and reviews the criteria for membership at least biannually and proposes and reviews the selection process. The Nominating and Governance Committee evaluates governance needs and skill requirements, and solicits input from all Board members and makes its recommendation to the Board. The Chairman, on behalf of the Board, extends invitations to join the Board.

2018 Proxy Statement 9

Corporate Governance

The Board, in its Corporate Governance Guidelines, has determined that Board members must satisfy the following standards and qualifications:

REQUISITE CHARACTERISTICS FOR BOARD CANDIDATES
•    the highest professional and personal ethics and values, consistent with long-standing Libbey values and standards
•    broad experience at the policy-making level in business, government, education, technology or public interest
•    commitment to enhancing shareholder value
•    devotion of sufficient time to carry out the duties of Board membership and to provide insight and practical wisdom based upon experience
•    expertise in areas that add strategic value to the Board - for example, e-commerce experience, consumer products experience; omni-channel experience; brand marketing experience; diversity of race, ethnicity, gender, age, cultural background or professional experience; broad international exposure or specific in-depth knowledge of a key geographic growth area; shared leadership model experience; extensive knowledge of the Company’s business or in a similar type industry or manufacturing environment; mergers and acquisitions; global business integration experience; significant sophisticated financial understanding or experience; global supply chain expertise; transformative change management experience; information technology or enterprise risk management implementation experience; sitting chief executive officer or chief financial officer of a public company; financial acumen; investor relations experience; and risk oversight or management experience
•    serve on the boards of directors of no more than three other public companies and, if intending to serve on the Audit Committee of the Board, serve on the audit committees of no more than two other public companies

In addition, the Board’s Corporate Governance Guidelines set forth the Board’s intention to seek directors who are strategic thinkers, understand complex capital structures and the operational constraints that they create, are members of the boards of directors of other public companies and have experience and expertise in corporate governance, marketing expertise and/or experience in the consumer products industry. Consistent with the Board’s Corporate Governance Guidelines, the Board also seeks directors who, as compared to existing members of the Board, are diverse with respect to geography, employment, age, race or gender. Reflecting this desire to foster a diverse Board, four of our current non-management directors are women and one non-management director is Hispanic.
Finally, the Board considers other relevant factors as it deems appropriate, including the Board’s current composition, the balance of management and independent directors, the need for particular subject-matter expertise and the Board’s evaluations of other prospective nominees.
The Nominating and Governance Committee engaged a third-party search firm to identify and recruit Ms. Moerdyk, Mr. Orr and Mr. Nave. Under its charter, the Nominating and Governance Committee has authority to engage third-party search firms in fulfilling its duties to select nominees to the Board.

10 Libbey Inc.

Corporate Governance

WHO ARE OUR DIRECTOR NOMINEES?
Our Board of Directors is divided into three classes, with one class standing for election at each Annual Meeting. Our Board has nominated Carol B. Moerdyk and John C. Orr, who are incumbents, for election at our 2018 Annual Meeting of shareholders.

CAROL B. MOERDYK
Class I Age 67 Director since 1998 Independent
Director Qualifications:
•    Significant financial expertise developed through her experience as a CFA and public company chief financial officer
•    Public company board and corporate governance experience
•    Executive leadership and U.S. and international
operations experience

Professional Experience
Ms. Moerdyk retired from OfficeMax Incorporated (formerly Boise Cascade Office Products Corporation) in 2007. At OfficeMax, she served as Senior Vice President, International from August 2004 until her retirement. Previously, she held various roles at Boise Cascade Office Products Corporation, including Senior Vice President Administration, Senior Vice President North American and Australasian Contract Operations, and Chief Financial Officer. Ms. Moerdyk began her professional career as an assistant professor of finance at the University of Maryland.
Education
Ms. Moerdyk is a Chartered Financial Analyst and holds a bachelor’s degree from Western Michigan University and a Ph.D. Candidate’s Certificate in finance from the University of Michigan.
Libbey Committees
Compensation; Nominating and Governance
Public Company Boards
Ms. Moerdyk has served on the Board of Directors of American Woodmark Corporation (NASDAQ: AMWD) since 2005.

JOHN C. ORR
Class I Age 67 Director since 2008 Independent Lead Director since 2016
Director Qualifications:
•    Extensive international manufacturing and plant management experience
•    Extensive organizational leadership experience
•    Public company board and corporate governance experience

Professional Experience
From 2005 until his retirement in December 2015, Mr. Orr served as President, Chief Executive Officer, and a director of Myers Industries, Inc. (NYSE: MYE), an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. Before assuming those positions, Mr. Orr was President and Chief Operating Officer of Myers Industries and General Manager of Buckhorn Inc., a Myers Industries subsidiary. Mr. Orr’s earlier career included 28 years with The Goodyear Tire and Rubber Company, where he gained experience in production and plant management at facilities throughout North America and Australia, eventually holding such positions as Director of Manufacturing in Latin America and Vice President Manufacturing for the entire company worldwide.
Education
Mr. Orr holds a B.S. in communication from Ohio University and has additional training from Harvard Business School in business strategy, finance and operations.
Libbey Committees
Audit; Nominating and Governance Chair
Public Company Boards
Mr. Orr served on the Board of Myers Industries, Inc. (NYSE: MYE) from May 2005 to December 2015.

2018 Proxy Statement 11

Corporate Governance

WHO ARE OUR CONTINUING DIRECTORS?

WILLIAM A. FOLEY
Class III Age 70 Chief Executive Officer since 2016 Chairman since 2011 Director since 1994
Director Qualifications:
•    Consumer product marketing experience, particularly in the glass tableware industry
•    Significant organizational leadership and management skills
•    Public company board and corporate governance experience

Professional Experience
Mr. Foley has been Libbey’s Chief Executive Officer since January 12, 2016. Since 2011, he also has served as Chairman of the Board, on which he has served as a director since 1994. Mr. Foley served as Chairman and Chief Executive Officer of Blonder Accents, LLC from June 2011 until November 2011 and served as Chairman and Chief Executive Officer of Blonder Company from 2008 until June 2011. Previously, Mr. Foley was President and a director of Arhaus, Inc.; co-founder of Learning Dimensions LLC; Chairman and Chief Executive Officer of LESCO Inc.; and Chairman and Chief Executive Officer of Think Well Inc. Mr. Foley also fulfilled the roles of Vice President, General Manager for The Scotts Company Consumer Division, and Vice President and General Manager of Rubbermaid Inc.’s Specialty Products division. Mr. Foley spent the first 14 years of his career with Anchor Hocking Corp. in various positions, including Vice President of Sales & Marketing of the Consumer and Industrial Products Group.
Education
Mr. Foley holds a bachelor’s degree from Indiana University and an M.B.A. from Ohio University.
Public Company Boards
Mr. Foley has been a member of the Board of Directors of Myers Industries, Inc. (NYSE: MYE) since 2011.

DEBORAH G. MILLER
Class III Age 68 Director since 2003 Independent	Director Qualifications: • Global management experience • Sales and marketing ingenuity • Extensive information technology experience

Professional Experience
From 2003 to the present, Ms. Miller has been the Chief Executive Officer of Enterprise Catalyst Group, a management consulting firm specializing in high technology and biotechnology transformational applications. Ms. Miller was also President, Chief Executive Officer and Chairman of Ascendent Systems, a provider of enterprise voice mobility solutions, from 2005 to 2007. Ms. Miller has more than 30 years of global management experience, including roles as Chief Executive Officer of Maranti Networks; President and Chief Executive Officer of Egenera; Chief Executive Officer of On Demand Software; and various positions with IBM. Throughout her career, Ms. Miller has contributed to the success of international business enterprises with her innovative approach to sales and marketing.
Education
Ms. Miller has a bachelor’s degree from Wittenberg University, of which she is an Emeritus member of the Board of Directors.
Public Company Boards
Ms. Miller has been a member of the Board of Directors of Sentinel Group Funds, Inc. (SENCX) since 1995.

12 Libbey Inc.

Corporate Governance

STEVE NAVE
Class III Age 48 Nominated in 2017 Independent	Director Qualifications: • Extensive e-commerce experience • Deep knowledge of retail and consumer products industries • Significant executive leadership experience • Brand marketing expertise

Professional Experience
Mr. Nave is the retired President and Chief Executive Officer of Bluestem Group Inc., a holding company whose businesses include Bluestem Brands, Inc., a multi-brand, online retailer of a broad selection of name-brand and private label general merchandise through 16 unique retail brands. Mr. Nave served in that position from November 2014, when a subsidiary of Bluestem Group Inc. acquired Bluestem Brands, Inc., until February 2018, when he retired. Mr. Nave continues to serve as a director of Bluestem Group Inc. (since November 2014). From December 2012 until November 2014, Mr. Nave served as President and Chief Executive Officer and a director of Bluestem Brands, Inc. Prior to Bluestem, Mr. Nave held several executive leadership positions with Walmart.com, from its launch in 2000 until 2011, including Chief Financial Officer, Chief Operating Officer, and most recently as its chief executive, as well as serving as a senior officer of Wal-Mart Stores, Inc. From 1995 to 2000 he served in both the Audit and Mergers & Acquisitions practices of Ernst & Young, LLP, serving clients in the Retail & Consumer Products and Technology industries. Mr. Nave previously served on the board of directors of Shopzilla, Inc., a leading source of sales and consumer feedback for online merchants and retail advertisers in the United States and Europe.
Education
Mr. Nave has a bachelor’s degree in Accounting from Oklahoma State University.
Public Company Boards
None.

CARLOS V. DUNO
Class II Age 70 Director since 2003 Independent	Director Qualifications: • Strategic planning in international organizations • Glass industry experience, both at Vitro S.A. and as a former director of Anchor Glass Container Corporation

Professional Experience
Mr. Duno is the Owner and Chief Executive Officer of The Hire Firm (since 2006), the premier recruiting and staffing firm in northern New Mexico, and Owner and Chief Executive Officer of CDuno Consulting (since 2004). From 2001 to 2004, Mr. Duno served as Chairman of the Board and Chief Executive Officer of Clean Fuels Technology, a leading developer of emulsified fuels for transportation and power generation applications. Mr. Duno’s glass industry experience began during his six years as President of Business Development and Planning for Vitro S.A. in Monterrey, Mexico from 1995 to 2001. Mr. Duno’s earlier professional experience included a two-year term as Vice President Strategic Planning for Scott Paper Company and several years with McKinsey & Co. and Eli Lilly.
Education
Mr. Duno holds a B.S. in industrial engineering from the National University of Mexico, and an M.B.A. in finance and an M.S. in industrial engineering, both from Columbia University. He also is certified in leadership and transition coaching by the Hudson Institute of Coaching.
Public Company Boards
None.

2018 Proxy Statement 13

Corporate Governance

GINGER M. JONES
Class II Age 53 Director since 2013 Independent
Director Qualifications:
•    Experience as chief financial officer of a public company with over $2 billion in revenues
•    Significant executive leadership experience in financial strategy and experience in public audit functions, resulting in her qualification as an audit committee financial expert
•    Experience in global supply chain

Professional Experience
Ms. Jones is the Vice President, Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), where she has served since December 2014. Prior to joining Cooper, she served as Chief Financial Officer of Plexus Corp. (NASDAQ: PLXS), a global electronics, engineering and manufacturing services company, from April 2007 until May 2014 and was responsible for all finance, treasury, investor relations and information technology functions. A certified public accountant, Ms. Jones began her career with Deloitte & Touche, culminating in her role as audit manager for audits of middle market companies.
Education
She holds a bachelor’s degree in accounting from the University of Utah and an M.B.A. from The Ohio State University Fisher College of Business.
Public Company Boards
None.

EILEEN A. MALLESCH
Class II Age 62 Director since 2016 Independent
Director Qualifications:
•    Significant financial and enterprise risk management expertise
•    Public company board and corporate governance experience
•    Experience with mergers, acquisitions and divestitures
•    International business experience
•    Foodservice and consumer products industry knowledge

Professional Experience
Ms. Mallesch served as Senior Vice President and Chief Financial Officer of the property and casualty insurance business of Nationwide Insurance from 2005 to 2009. Previously, Ms. Mallesch was employed by General Electric, where she served as Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance Company from 2003 to 2005; Vice President and Chief Financial Officer of GE Financial Employer Services Group from 2000 to 2003; and Controller for GE Americom from 1998 to 2000. Ms. Mallesch’s positions before 2000 include International Business Area Controller, Energy Ventures for Asea Brown Boveri, Inc., a multinational power and automation technologies company, and financial management positions with PepsiCo, Inc. (NYSE: PEP). Ms. Mallesch is a certified public accountant and began her career as a senior auditor with Arthur Andersen.
Education
Ms. Mallesch holds a bachelor’s degree in accounting from City University of New York.
Public Company Boards
Ms. Mallesch currently serves on the boards of directors of Fifth Third Bancorp (NASDAQ:FITB) (since 2016) and State Auto Financial Corp. (NASDAQ: STFC) (since 2010). Ms. Mallesch also served on the board of directors of Bob Evans Farms, Inc. from 2008 to January 2018. Before the January 2018 sale to Post Holdings, Inc., Bob Evans Farms, Inc.'s stock was listed on the NASDAQ under the symbol BOBE.

14 Libbey Inc.

Corporate Governance

HOW DOES OUR BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?
Pursuant to the Corporate Governance Guidelines approved by the Board, the Board has made a determination as to each Board member’s independence. In making this determination, the Board has considered the existence or absence of any transactions or relationships between each director or any member of his or her immediate family and Libbey and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions,” below. The Board also examined the existence or absence of any transactions or relationships between directors or their affiliates and members of Libbey’s senior management or their affiliates.
As provided in the Guidelines, the purpose of this review was to determine whether there is any relationship that is inconsistent with a determination that a director is independent of Libbey or its management. Specifically, the Guidelines preclude a determination of independence if the director does not meet the independence requirements in the NYSE American Company Guide, since our common stock currently is listed on the NYSE American exchange.
As a result of this review, the Board has affirmatively determined that Carlos V. Duno, Ginger M. Jones, Eileen A. Mallesch, Deborah G. Miller, Carol B. Moerdyk, Steve Nave and John C. Orr are independent of Libbey and its management under the standards set forth in the Corporate Governance Guidelines. Mr. Foley is considered to be an inside director because of his employment as Libbey’s CEO.
Compensation Committee Independence. In determining whether the members of our Compensation Committee are independent, within the meaning established by the NYSE American Company Guide, our Board takes into account all factors specifically relevant to a determination of whether any Compensation Committee member has a relationship to us that is material to his or her ability to be independent in connection with his or her duties as a Compensation Committee member. The factors considered include, but are not limited to, the source of compensation of the member and whether the member is affiliated with us or one of our subsidiaries or affiliates. After taking into account all of these factors, our Board has determined that all of the members of our Compensation Committee are independent within the meaning established by the NYSE American Company Guide.
HOW DOES OUR BOARD THINK ABOUT BOARD REFRESHMENT AND SUCCESSION PLANNING?
The Board has no arbitrary term limits. The Board intends to maintain a balance between independent directors who have longer terms of service and over time have developed greater insight into the Company's business and directors who have more recently joined the Board. Directors are required to retire from the Board when they reach the age of 75, although a director elected before his or her 75th birthday may continue to serve until the annual shareholder meeting following the date on which he or she turns age 75. On the recommendation of the Nominating and Governance Committee, the Board may waive this requirement as to any director if it deems the waiver to be in the best interests of the Company.
The Board and each of its standing committees conduct self-evaluations annually. The Board carefully considers the results of the self-evaluations and potential skill gaps among current Board membership when making decisions regarding the addition or replacement of Board members. For example, when searching for a potential new director in 2017, the Board specifically sought a candidate with e-commerce experience, as the Board recognized the lack of e-commerce experience among its then-current members and recognized the importance of e-commerce to the Company's Creating Momentum strategy. Mr. Nave, who has extensive e-commerce experience, was ultimately nominated by the Board and elected to the Board at the 2017 Annual Meeting.
HOW DO SHAREHOLDERS NOMINATE CANDIDATES FOR THE BOARD?
A shareholder who wishes to recommend a prospective nominee for the Board may notify our Corporate Secretary or any member of the Nominating and Governance Committee in writing, including any supporting material the shareholder deems appropriate. Candidates nominated by shareholders will be given the same consideration as candidates nominated by other sources.

2018 Proxy Statement 15

Corporate Governance

The Board's Role and Responsibilities

WHAT ARE THE BOARD'S KEY RESPONSIBILITIES?
The Board's key responsibilities include:

•	Overseeing and providing policy guidance for the business, affairs and operations of the Company;

•	Selecting the CEO and electing the officers of the Company;

•	Monitoring overall corporate performance;

•	Overseeing and participating in the Company's strategic and business planning process;

•	Reviewing the annual business budget; and

•	Reviewing significant risks, issues and opportunities facing the Company and management's approach to addressing such risks, issues and opportunities.
HOW DO SHAREHOLDERS AND OTHER INTERESTED PARTIES COMMUNICATE WITH THE BOARD?
Shareholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to Non-Management Directors, c/o Corporate Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060. The Nominating and Governance Committee has approved a process for handling letters that we receive and that are addressed to the non-management members of the Board. Under that process, the Corporate Secretary is responsible for reviewing all such correspondence and regularly forwarding to the non-management members of the Board a summary of all correspondence and copies of all correspondence that, in the Corporate Secretary's opinion, deals with the function of the Board or its committees or that the Corporate Secretary otherwise determines requires the Board's attention. Directors may, at any time, review a log of all correspondence that we receive and that is addressed to the Non-Management Directors or other Board members and request copies of that correspondence. Concerns relating to accounting, internal controls or auditing matters are brought immediately to the attention of our internal auditors and Audit Committee and are handled according to procedures established by the Audit Committee.

Board Structure

HOW IS OUR BOARD LEADERSHIP STRUCTURED?
Our Board has seven non-management directors and one management director. All of the non-management directors have been determined to be independent. For more information with respect to how the Board determines which directors are considered to be independent, see “How does the Board determine which directors are considered independent?” above.
The Board periodically assesses its leadership structure and, when appropriate, changes its leadership structure, to ensure effective, independent oversight of management and to facilitate its engagement in, and understanding of, our business. The Board believes that the most effective leadership structure at the present time is for Mr. Foley, an experienced director with a history of overseeing the Company's management, to serve as both Chairman and CEO. Combining the Chairman and CEO roles in Mr. Foley demonstrates to our employees, suppliers, customers and other stakeholders that we are under strong leadership, with a single person, who has extensive institutional and industry knowledge, setting the tone and having primary responsibility for managing our operations.
Recognizing the importance of independent Board leadership, the Board also created the role of Independent Lead Director and chose Mr. Orr to assume the role. Mr. Orr has been an independent director on the Board since 2008, serves as the Chair of the Nominating and Governance Committee, and is a member of the Audit Committee.
The Board believes that the combination of Mr. Foley serving as Chairman and CEO and Mr. Orr serving as Independent Lead Director promotes unified leadership while maintaining effective, independent oversight.

16 Libbey Inc.

Corporate Governance

INDEPENDENT LEAD DIRECTOR'S DUTIES
•    Advising the Chairman and CEO as to an appropriate schedule of Board meetings, to ensure that the non-management directors can perform their duties responsibly while not interfering with ongoing company operations;
•    Approving with the Chairman and CEO the information, agenda and schedules for the Board and Committee meetings;
•    Advising the Chairman and CEO as to the quality, quantity and timeliness of the information submitted by management that is necessary or appropriate for the non-management directors to effectively and responsibly perform their duties;
•    Recommending to the Chairman the retention of advisors and consultants to report directly to the Board;
•    Calling meetings of the non-management directors;
•    Developing the agendas for and serving as Chairman of the executive sessions of the Board’s non-management directors;
•    Serving as principal liaison between the non-management directors and the Chairman and CEO on sensitive issues;
•    Recommending to the Nominating and Governance Committee the membership of various Board Committees, as well as the selection of Committee chairperson;
•    Serving as Chairman of the Board when the Chairman is not present;
•    Serving as ex-officio member of each committee and regularly attending committee meetings; and
•    Leading the evaluation of the CEO, including an annual evaluation of the CEO’s interactions with the directors and ability to lead and direct the full Board.

2018 Proxy Statement 17

Corporate Governance

WHAT ARE THE ROLES OF THE BOARD’S COMMITTEES?
Our Board of Directors has the following standing committees:

AUDIT COMMITTEE
Ginger Jones(1)(2), Chair Eileen A. Mallesch(1)(2) Deborah G. Miller(2) John C. Orr(1)(2) Number of 2017 Meetings: 7	See “Audit-Related Matters – Report of the Audit Committee” on page 58.

COMPENSATION COMMITTEE
Carlos V. Duno, Chair Ginger Jones Eileen A. Mallesch Carol B. Moerdyk Steve Nave Number of 2017 Meetings: 7
•    Consider the potential impact of our executive pay program on our risk profile
•    Review executive pay at comparable companies and recommend to the Board pay levels and incentive compensation plans for our executives
•    Review and approve goals and objectives relevant to the targets of the executive incentive compensation plans
•    Establish the CEO’s pay, and in determining the long-term incentive compensation component of the CEO’s pay, consider the Company’s performance, relative shareholder return, the value of similar awards to chief executive officers at comparable companies and the awards given to the CEO in prior years
•    Annually evaluate the Compensation Committee’s performance and effectiveness
•    Produce an annual report on executive compensation for inclusion in the proxy statement or annual report on Form 10-K, as required by the SEC
•    Approve award grants under our equity participation plans and oversee and administer these plans

NOMINATING AND GOVERNANCE COMMITTEE
John C. Orr, Chair Carlos V. Duno Deborah G. Miller Carol B. Moerdyk Number of 2017 Meetings: 4
•    Develop and implement corporate governance policies and practices
•    Establish a selection process for new directors to meet the needs of the Board, evaluate and recommend candidates for Board membership, assess the Board's performance and review that assessment with the Board and establish objective criteria to evaluate the CEO's performance
•    Review director pay and recommend to the Board pay levels for our non-management directors
•    Review plans for both emergency and orderly succession of the CEO

(1)	Determined by the Board to be qualified as an audit committee financial expert, as defined in SEC regulations.

(2)
Determined by the Board to be financially sophisticated and literate and to have accounting and related financial management expertise, as those qualifications are interpreted by the Board in its business judgment.

The Board has determined that all members of its standing committees are independent, as defined in SEC regulations and the NYSE American Company Guide. The Board also has determined that all members of the Compensation Committee are “outside directors,” as defined in 26 CFR § 1.162-27.
HOW OFTEN DID OUR BOARD MEET DURING FISCAL 2017?
During 2017, the Board held five regularly scheduled meetings and two special meetings. Each Board member, except Mr. Nave, attended 75% or more of the aggregate number of Board and Board committee meetings that he or she was eligible to attend. Mr. Nave, who was elected to the Board at our 2017 Annual Meeting of Shareholders, attended four of the six meetings he was eligible to attend in 2017. Due to medical reasons, Mr. Nave was unable to attend the December 11, 2017, meetings of the Board and the Compensation Committee.

18 Libbey Inc.

Corporate Governance

Board Processes

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
A substantial majority of our directors is independent, as defined in the NYSE American Company Guide and our Corporate Governance Guidelines. Our Code of Business Ethics and Conduct, which we refer to as our Code of Ethics, generally prohibits related-party transactions involving directors.
Our Code of Ethics requires that all of Libbey’s directors, officers and other employees avoid conflicts of interest. Related-party transactions of the nature and magnitude that must be disclosed under Item 404(b) of Regulation S-K would be considered transactions that could give rise to a conflict of interest, and therefore are covered by our Code of Ethics. Our Code of Ethics requires that conflicts of interest be reported to our Legal Department, and that our General Counsel's written concurrence is required to waive any conflict of interest. In addition, our Code of Ethics requires that waivers of our Code of Ethics with respect to executive officers or directors may be granted only by the Board of Directors and only if the noncompliance with our Code of Ethics is or would be immaterial or if the Board of Directors otherwise determines that extraordinary circumstances exist and that the waiver is in our shareholders' best interests.
DOES LIBBEY HAVE CORPORATE GOVERNANCE GUIDELINES?
Our Board of Directors has adopted Corporate Governance Guidelines that govern the Board of Directors. Our Corporate Governance Guidelines and Code of Business Ethics and Conduct (which applies to all of our employees, officers and directors), as well as the Charters for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, are available on our website (www.libbey.com). They also are available in print, upon request, to any holder of our common stock. Requests should be directed to Corporate Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.
ARE LIBBEY’S DIRECTORS REQUIRED TO ATTEND LIBBEY’S ANNUAL MEETING OF SHAREHOLDERS?
Our directors are not required to attend our Annual Meeting of shareholders, but we typically hold a Board meeting at the same location and on the same day as the Annual Meeting. We anticipate that a substantial majority of our directors will attend the Annual Meeting on May 16, 2018. In 2017, all of the Board members attended our Annual Meeting except Mr. Theo Killion, who did not stand for reelection.

2018 Proxy Statement 19

Corporate Governance

Non-Management Directors' Compensation
The Nominating and Governance Committee periodically reviews director compensation market data to ensure that the compensation of Libbey's non-management directors remains competitive. In October 2016, at the Nominating and Governance Committee's request, management conducted a market study of director compensation using the most recent National Association of Corporate Directors (NACD) 2015-2016 Director Compensation Report and the most recently filed proxy statements of the companies in the proxy-based peer group listed on page 35. The market study disclosed that the compensation paid to Libbey's non-management directors was at or near median. Accordingly, the Nominating and Governance Committee elected not to increase our non-management directors' compensation.
In July 2017, at the Nominating and Governance Committee's request, management refreshed the market study based on the NACD 2016-2017 Director Compensation Report and proxy statements filed since October 2016 by the companies in the proxy-based peer group. The July 2017 market study disclosed that compensation paid to Libbey's non-management directors was below median, particularly with respect to the annual cash retainer. In light of the Company's financial performance, the Nominating and Governance Committee again elected not to increase our non-management directors' compensation.
Our management directors do not receive additional pay for service on the Board of Directors. Each of our non-management directors receives the following compensation for their service on the board and its committees. For service periods of less than one year, amounts are prorated.

ELEMENT OF COMPENSATION	ANNUAL COMPENSATION AMOUNT
Annual Cash Retainer	$47,500
Independent Lead Director Cash Retainer	$20,000
Equity Award	On the date of each annual meeting of shareholders, outright grant of shares of common stock valued at $80,000 on the date of grant
Committee Chair Cash Retainers (in addition to Committee Member Cash Retainers)	$12,500 (Audit Committee and Compensation Committee) $6,500 (Nominating and Governance Committee)
Committee Member Cash Retainers	$7,500 (Audit Committee and Compensation Committee) $5,000 (Nominating and Governance Committee)
Other Fees	$500 per one-half day of service
We also maintain stock ownership and retention guidelines for non-management directors. For more information regarding our stock ownership and retention guidelines for non-management directors, see “Stock Ownership/Retention Guidelines” on page 60.
Pursuant to the Director Deferred Compensation Plan (DCP), directors may elect to defer cash and/or equity compensation into any of 13 measurement funds. The Director DCP and the predecessor deferred compensation plans for which non-management directors were eligible are unfunded plans, and the Company does not guarantee an above-market return on amounts deferred under these plans. Amounts deferred under the Director DCP or a predecessor plan are, at the director's election, payable either in a lump sum or in installments over a period of time selected by the director. Amounts deferred under our first deferred compensation plan for outside directors are payable in a lump sum upon the earlier of the director's death or retirement from our Board.
We reimburse our non-management directors for their travel expenses incurred in attending Board or Board committee meetings and for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other personal benefits.
The table below shows the pay received by our non-management directors in 2017.

20 Libbey Inc.

Corporate Governance

Director Compensation for Year Ended December 31, 2017
Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Carlos V. Duno	72,500	79,998	0	0	152,498
Ginger M. Jones	75,000	79,998	0	0	154,998
Eileen A. Mallesch	62,500	79,998	0	0	142,498
Deborah G. Miller	60,000	79,998	0	0	139,998
Carol B. Moerdyk	60,000	79,998	0	0	139,998
Steve Nave	37,303	0	0	0	37,303
John C. Orr	90,000	79,998	0	0	169,998

(1)	Includes pay deferred into the Libbey common stock measurement fund pursuant to the Director DCP.

(2)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of awards of stock made to non-management directors on May 17, 2017. On that date, we awarded certain non-management directors stock having a grant date fair value of $8.12 per share.

(3)
We do not maintain a pension plan for our non-management directors. We do not guarantee any particular rate of return on any pay deferred pursuant to our deferred compensation plans. Dividends on pay deferred into the Libbey Inc. phantom stock or measurement fund under our deferred compensation plans for non-management directors accrue only if and to the extent payable to holders of our common stock. Pay deferred into interest-bearing accounts under our deferred compensation plans for non-management directors does not earn an above-market return, as the applicable interest rate is the yield on ten-year treasuries. Pay deferred into other measurement funds under our deferred compensation plans for non-management directors does not earn an above-market return, as that pay earns a return only if and to the extent that the net asset value of the measurement fund into which the pay is deemed invested actually increases.

2018 Proxy Statement 21

EXECUTIVE COMPENSATION

PROPOSAL NO. 2
ADVISORY SAY-ON-PAY
We are providing shareholders the opportunity to cast an advisory vote with respect to the following resolution:
RESOLVED, that the shareholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executives, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, pursuant to Item 402 of Regulation S-K.

The Board recommends a vote FOR this Proposal
Our 2017 executive pay program, discussed below under “Compensation Discussion and Analysis” and related tables and narrative, is intended to deliver performance-based, market-driven pay:

PAY OBJECTIVE	SUPPORTIVE COMPONENTS OF 2017 PAY PROGRAM
Support our business strategy; drive long-term performance and shareholder value
•    Annual and long-term incentive plan performance measures focused on growing our business profitably, improving our ability to generate cash, and improving our return on invested capital (ROIC)
•    Strategic objectives that are closely tied to developing and executing our strategy

Align interests of executives and shareholders
•    Performance-based annual and long-term incentive plans
•    81% of our CEO’s target pay opportunity is “at-risk”
•    Growth in our stock price is required in order to deliver any value to named executives under NQSOs
•    RSUs directly align interests of executives and shareholders
•    Stock retention guidelines designed to require our executives to achieve ownership of meaningful amounts of our stock

Attract and retain highly talented and experienced senior executives who are key to implementing our strategy and achieving future success	• Market-driven total pay package • NQSO and RSU grants that vest ratably over four years
Align executive pay program with corporate governance best practices
•    Limited perquisites (tax return preparation and financial planning, executive health screening program, limited ground transportation and airline club membership)
•    Limited severance pay arrangements
•    Stock retention guidelines designed to require executives to achieve ownership of meaningful amounts of our stock
•    Annual and long-term incentive awards and RSU and NQSO awards are subject to clawback

We believe that our 2017 executive pay program linked directly to our corporate strategy. The quantitative performance metrics under both our 2017 SMIP and the performance cash component of our 2017 LTIP were tied directly to improving our ability to generate cash and improving our return on invested capital, both of which are critical to achieving our strategic objectives.
Additionally, the reduced payouts under our 2017 SMIP (ranging from 63% to 85% of target for each of the named executives, excluding Ms. Cerioli) and the performance cash component of our 2015 LTIP (at only 19.7% of target) directly reflect our financial performance and the Committee’s recognition that, even as we returned cash to shareholders in 2017 through dividends, our total shareholder return for the year was (59%), as shown in the chart on page 3.
Because your vote is advisory, it will not be binding on Libbey, our Compensation Committee or our Board of Directors. However, we value the opinions of our shareholders, and our Compensation Committee and Board will carefully consider the outcome of this vote.

22 Libbey Inc.

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our 2017 executive pay program, particularly as it relates to the following individuals, who are our named executives for 2017:

Named Executive	Title
William A. Foley	Chairman and Chief Executive Officer since January 11, 2016
James C. Burmeister	Vice President, Chief Financial Officer since joining Libbey on March 30, 2017
Veronica (Ronni) L. Smith
Vice President, Interim Chief Financial Officer from January 1, 2017, until March 30, 2017; from March 30, 2017, until August 10, 2017, Ms. Smith served as Vice President, Corporate Controller, and from August 10, 2017, until her retirement on December 31, 2017, Ms. Smith served as Vice President, Finance Operations

Annunciata (Nucci) Cerioli	Vice President, Chief Supply Chain Officer from December 1, 2014, until her employment ended March 31, 2017
Susan A. Kovach	Vice President, General Counsel and Secretary since July 2004
Salvador Miñarro Villalobos	Vice President, General Manager, U.S. and Canada from April 1, 2015, until his employment ended on January 15, 2018
Carol Summersgill	Vice President, Human Resources from September 1, 2016, until her employment ended on February 26, 2018
EXECUTIVE SUMMARY
During 2017, we remained committed to our Creating Momentum strategic priorities:

PROFITABLE GROWTH	OPERATIONAL EXCELLENCE	ORGANIZATIONAL EXCELLENCE
Improving marketing capabilities in new product development and innovation to drive profitable growth	Improving operating processes, systems and technology	Building winning teams that foster high performance and live our core values
As discussed in the Proxy Statement Summary at page 2, we made significant progress with respect to our strategic priorities, but our financial performance fell short of our expectations.
Executive Pay Highlights
Our executive compensation programs are designed to attract, develop and retain global business leaders who can drive financial and strategic objectives and are intended to foster a pay-for-performance culture and maximize long-term shareholder value.
KEY COMPENSATION PRACTICES
For a summary of our key executive compensation practices, including practices we use to drive performance and practices we do not use because we do not believe they would serve our shareholders’ long-term interests, see page 8 of the Proxy Statement Summary.

2018 Proxy Statement 23

Executive Compensation

CORE COMPENSATION ELEMENTS
The Compensation Committee strives to provide an executive compensation program that aligns the interests of our executives with those of our shareholders. In furtherance of that aim, 50% of our CEO's target pay opportunity is performance-based and 81% of our CEO's target pay opportunity is “at-risk.”
The percentages above represent pay opportunity at target and do not include sign-on or retention awards. "Incentive-Based Pay" includes an annual cash incentive award under our SMIP and long-term performance cash awards under our LTIP. "Time-Based Pay" includes NQSOs and RSUs granted under our LTIP. “NEOs” exclude Ms. Cerioli, whose employment ended March 31, 2017.
Pay for Performance Alignment
We strive to structure our executive compensation program to align pay with performance. The 2017 compensation of our named executives reflects the Company's performance in multiple respects:

SALARIES REDUCED	INCENTIVE PAYMENTS BELOW TARGET	OPTIONS UNDER WATER	DECLINE IN RSU VALUE
Voluntary 10% salary reduction for CEO and 5% salary reduction for other executives beginning May 1, 2017	LTIP payouts were only 19.7% of target; SMIP payouts were 63.0% to 85.0% of target(1)	As of December 31, 2017, all NQSOs granted since 2010 are under water	RSUs granted in 2017 have declined in value since grant date
(1) Does not include Ms. Cerioli, whose employment ended March 31, 2017
BASE SALARY

Named Executive	Annualized Salary Before April 1, 2017 ($)	Annualized Salary Effective April 1, 2017 ($)	Annualized Salary Effective May 1, 2017(1) ($)
W. Foley	825,000	825,000	742,500
J. Burmeister	375,000	375,000	356,250
V. Smith	270,307	278,416	278,416
A. Cerioli	440,004	N/A	N/A
S. Kovach	343,250	353,548	335,870
S. Miñarro	357,041	362,397	344,277
C. Summersgill	300,000	309,000	293,550
(1) Reflects voluntary salary reductions as discussed under the heading "What pay did Libbey's executives receive for 2017?".
ANNUAL CASH INCENTIVE
The annual cash incentive plan adopted by the Committee in March 2017 provided the named executives with the opportunity to earn an award based 50% on the Company's adjusted cash earnings and 50% on achievement with respect to certain financial, operational, and organizational strategic objectives directly tied to our Creating Momentum strategic priorities of profitable growth, operational excellence, and organizational excellence. Adjusted cash earnings is calculated as shown in Appendix A. Despite strong performance with respect to the shared and individual strategic objectives component, poor performance with respect to the adjusted cash earnings metric resulted in below-target payouts of 63% to 85%, excluding Ms. Cerioli. Our SMIP has paid out below target each of the last 5 years, evidencing the rigor of the targets set by the Committee.

24 Libbey Inc.

Executive Compensation

LONG-TERM INCENTIVE PROGRAM
Under the long-term incentive plan approved by the Committee in February 2017 for the 2017-2019 performance cycle, 50% of each executive's overall LTIP target opportunity consists of a performance-based cash incentive. This represents an increase from 40% of overall target opportunity for previous performance cycles.
The performance cash opportunity under the 2017 LTIP (2017-2019 performance cycle) is based on the Company's ROIC in 2017 and the Company's adjusted EBITDA in 2018 and 2019. ROIC and adjusted EBITDA are calculated as shown in Appendix A.
The Company's failure to achieve targeted ROIC in each of 2015, 2016 and 2017 resulted in payouts under the performance cash component of our 2015 LTIP of only 19.7% of target. This represents the lowest LTIP performance cash score ever under the performance cash component of the Company's long-term incentive plans.
EQUITY AWARDS
Under our 2017 LTIP, named executives were awarded RSUs and NQSOs with ratable, 4-year vesting. The RSUs and NQSOs had grant date fair values equal to 30% and 20%, respectively, of each executive's overall 2017 LTIP target opportunity. The value of this equity compensation has been impacted by our negative total shareholder return. The chart below shows the grant date fair value and December 31, 2017, market value of the RSUs and NQSOs granted to our CEO and other named executives in 2017. The grant date fair value was determined in accordance with FASB ASC Topic 718. The December 31, 2017, market value was determined by multiplying the number of RSUs by $7.52, the closing price of our common stock on the last trading day of 2017. As none of the NQSOs granted in 2017 was in-the-money as of December 31, 2017, the market value of the NQSOs is $0.

($)
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
867,203
329,218
538,629
227,728
CEO
Other NEOs (combined)
Grant Date Fair Value
Market Value

LOOKING AHEAD: 2018 COMPENSATION PROGRAM CHANGES
2018 SMIP

•
In order to simplify the plan design and focus the executives on key financial measures and Company-wide strategic objectives, each executive's annual incentive award opportunity under the 2018 SMIP will be based 65% on financial metrics (40% adjusted cash earnings, 10% revenue from new products, 15% e-commerce revenue) and 35% on shared non-financial strategic objectives. Because the plan design will not include individual objectives, the Committee will have the ability to adjust each executive's payout up or down to reflect exceptional or unsatisfactory individual performance.

2018 LTIP

•
Each executive's target opportunity under the 2018 LTIP will consist of restricted stock units with an economic value on the date of grant equal to 50% of the target opportunity and performance cash with a target value of 50% of the target opportunity.

•
The Committee elected to award the equity component of the 2018 LTIP entirely in RSUs to conserve shares under its incentive plans and manage its burn rate in light of the decline in the Company's stock price.

•	The Committee elected to use adjusted EBITDA as the financial metric for the performance cash component of the 2018 LTIP (for the 2018-2020 performance cycle) for the following reasons:

◦
After the Company's disappointing performance in 2017, including failure to achieve threshold with respect to the adjusted cash earnings metric of the 2017 SMIP, the Committee felt it was imperative to re-focus management on the primary drivers of cash earnings;

◦
Given the asset intensity of our business, as well as our relatively high degree of financial leverage, the Committee believes that adjusted EBITDA is an appropriate measure of core operating performance;

◦	Adjusted EBITDA is regularly used by the Company internally to measure profitability; and

2018 Proxy Statement 25

Executive Compensation

◦
We believe adjusted EBITDA is used by investors, analysts and other interested parties in comparing our performance across reporting periods and in comparing Libbey to other companies with different capital and legal structures.

2016 LTIP and 2017 LTIP

•
For the same reasons as noted above with respect to the 2018 LTIP, in February 2018, the Committee modified the performance cash component of the 2016 LTIP (2016-2018 performance cycle) and 2017 LTIP (2017-2019 performance cycle) to provide that the performance metric for the 2018 and 2019 plan years would be based on adjusted EBITDA as opposed to ROIC. See "What pay did Libbey's executives receive for 2017? - Long-Term Performance-Based Compensation," below for additional information.

EXECUTIVE COMPENSATION PHILOSOPHY
Our executive compensation programs are designed to attract, develop and retain global business leaders who can drive financial and strategic objectives and are intended to foster a pay-for-performance culture and maximize long-term shareholder value.
Our Compensation Committee follows these guiding principles when designing our compensation programs:

•
Competitiveness - Overall, the mix and levels of compensation should be reasonably comparable to appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executives in an environment where companies are increasingly competing for high-caliber talent. Recognizing that Libbey’s size, manufacturing asset intensity and multi-channel characteristics make identifying appropriate peer companies especially challenging, the general guideline is to target compensation at the median; however, individual positions may have target compensation mix and/or levels above or below the median depending on an evaluation of relevant factors, including experience, performance, time in position, and what is needed to attract the best talent for key positions, particularly when the Company recruits from much larger companies.

•
Pay for Performance - Major components of compensation should be tied to the Company’s overall performance. Base salary and annual incentive compensation also should be tied to the performance of the individual executive and his or her specific business unit or function.

•
Values - While the Company’s pay for performance philosophy should reward the achievement of financial and strategic objectives, the manner in which results are achieved is also important in assessing base salary adjustments and annual performance bonus payments. Therefore, while not always directly quantifiable, the manner in which the executive achieves results through collaboration and leadership - in keeping with the Company’s set of core values, notably teamwork, performance, continuous improvement, respect, development, and customer focus - are key considerations in the individual performance review process.

•
Judgment - In assessing the executive’s contributions to the Company’s performance, the Committee looks to results-oriented performance measures, but also considers the long-term impact of an executive’s decisions. The CEO and Committee use their judgment and experience to evaluate whether an executive’s actions were aligned with the Company’s values and cultural elements.

•
Accountability for Short- and Long-Term Performance - Annual and long-term incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long term. Such incentives should have a clear, direct and balanced link to the Company’s financial and strategic objectives.

•	Alignment to Shareholders’ Interests - Long-term incentives should align the interests of individual executives with the long-term interests of the Company’s shareholders.

•
Simplicity - The Company strives to the extent practicable to make its compensation programs straightforward, simple to understand, and easy to administer and evaluate for competitiveness and appropriateness.

•	Reasonableness - Indirect executive compensation programs are designed to be reasonable and appropriate, with executive perquisites applied conservatively but judiciously.
In applying these guiding principles, the Committee seeks to ensure that the Company’s executive compensation programs attract, retain and motivate highly talented executives, support achieving the Company’s financial and strategic objectives, and align with shareholder interests generally.

26 Libbey Inc.

Executive Compensation

WHAT ARE THE ELEMENTS OF LIBBEY’S EXECUTIVE COMPENSATION PROGRAM?
Balanced Program with Significant Pay at Risk
The core elements of compensation for which our executives were eligible in 2017 were base salary, an annual cash incentive award under our SMIP, and long-term cash incentive and equity awards under our LTIP. For 2017, the pay opportunities of our named executives were designed to provide a balance of stable and competitive pay in the form of base salary, welfare and retirement benefits and perquisites; equity-based compensation (NQSOs and RSUs) that aligns our executives’ interests with those of shareholders generally and also serves as a retention tool; and annual and long-term incentive awards that are designed to motivate our executives to execute our strategy, thereby driving our financial and operational performance.
CORE COMPENSATION ELEMENTS

Type of Pay	Element	Key Characteristics	Objectives
Base salary	Base salary	Fixed component; reviewed annually	Talent attraction and retention

Incentive-Based Pay	Annual cash incentive award under our 2017 SMIP
At-risk variable pay opportunity for short-term performance; no guaranteed minimum payout; maximum payout equal to 200% of target; payout is based 50% on adjusted cash earnings and 50% on strategic objectives
Talent attraction and retention; motivation; alignment with key business and financial objectives and strategies; alignment with shareholder interests

	Long-term performance cash incentive awards under our 2017 LTIP	Formula-driven, at-risk cash award that comprises 50% of LTIP opportunity; no guaranteed minimum payout; maximum payout equal to 200% of target; payout based on ROIC for each year through 2017	Talent attraction and retention; motivation; alignment with key business and financial objectives and strategies; alignment with shareholder interests

Time-Based Pay	NQSOs granted under our 2017 LTIP
Comprise 20% of LTIP opportunity; at risk; exercise price equal to closing stock price on grant date; generally awarded annually; vest ratably over four years beginning on a date not earlier than the first anniversary of the date the award is approved; expire ten years from grant date
Talent attraction and retention; motivation; alignment with shareholder interests

RSUs granted under our 2017 LTIP
Comprise 30% of LTIP opportunity; at risk; vest ratably over four years beginning on a date not earlier than the first anniversary of the date the award is approved; no dividends or voting rights with respect to unvested RSUs
Talent attraction and retention; motivation; alignment with shareholder interests
OTHER COMPENSATION ELEMENTS

Element	Key Characteristics	Objectives
Perquisites
Direct payment or reimbursement of personal financial planning and tax return preparation fees; annual executive health screening and related services; ground transportation for trips between Toledo, Ohio, and the Detroit/Wayne County Metropolitan airport for the executive when traveling for business purposes and the executive's spouse when traveling together; membership in one airline club of the executive's choice; for executives relocating at Libbey's request, moving and related expenses associated with the move (may also include loss-on-sale protection when necessary to attract talent); and, for Mr. Foley, a housing allowance for housing in the Toledo, Ohio, area since his primary residence is in the Cleveland, Ohio, area
Talent attraction and retention

Welfare and retirement benefits
Medical, dental and life insurance benefits for U.S. executives on the same basis as for all U.S. salaried employees; matching contributions to our 401(k) savings plan on the same basis as for all U.S. salaried employees; for Ms. Kovach only, retirement benefits under our Salary Plan (a qualified retirement plan for all U.S. salaried employees hired before January 1, 2006) and our Supplemental Retirement Benefit Plan ("SERP") (an excess, non-qualified plan designed to provide substantially identical retirement benefits as the Salary Plan to the extent the Salary Plan cannot provide those benefits due to IRS limitations; no enhanced credit has ever been provided). Company contribution credits under the Salary Plan and the SERP were discontinued at the end of 2012
Talent attraction and retention

Limited Income Protection	Separation benefits under change in control agreements or our executive severance policy; contingent component payable only if employment is terminated under specified circumstances	Talent attraction and retention

2018 Proxy Statement 27

Executive Compensation

WHAT PAY DID LIBBEY’S EXECUTIVES RECEIVE FOR 2017?
Base Salary

SALARY HIGHLIGHTS	• 10% voluntary salary reduction for CEO beginning May 1, 2017 • 5% voluntary salary reduction for other then-current executives beginning May 1, 2017
In February 2017, the Compensation Committee approved modest base salary increases of 1.5% for Mr. Miñarro and 3.0% for each of Ms. Cerioli, Ms. Kovach, Ms. Smith and Ms. Summersgill. At Mr. Foley’s request, his base salary was not increased. For the executives other than Ms. Cerioli (who left the Company on March 31, 2017), the increases were effective April 1, 2017.
When we hired Mr. Burmeister as Vice President, Chief Financial Officer, effective March 30, 2017, the Committee approved an initial base salary of $375,000.
In light of disappointing performance during the first quarter of 2017, the executive leadership team decided to take action to reduce costs. Accordingly, effective May 1, 2017, the CEO and other then-current members of the executive leadership team voluntarily agreed to 10% and 5% salary reductions, respectively. These salary reductions were effective through December 31, 2017. There was no salary reduction for Ms. Smith, who was no longer a member of the executive leadership team as of May 1, 2017.
Annual Cash Incentive Award under our SMIP

SMIP HIGHLIGHTS	• Annual Cash Incentive Award • Based 50% on Company's adjusted cash earnings and 50% on performance against strategic objectives • Below-target payouts ranging from 63% to 85% (excluding Ms. Cerioli)
The Compensation Committee approved our 2017 SMIP design and approved each named executive's SMIP target opportunity in March 2017.
TARGET OPPORTUNITIES
Each of our named executives had a target opportunity under the 2017 SMIP equal to a percentage of his or her actual base salary earned in 2017.
In setting the named executives’ target opportunities under the 2017 SMIP, the Compensation Committee elected not to increase the target opportunities from the prior-year plan for any of the named executives except Ms. Summersgill, whose SMIP target opportunity was increased from 45% to 50% to match Ms. Kovach's target opportunity.
By reducing their base salaries (as explained above), the executives also effectively reduced their target opportunities under the SMIP, as SMIP targets are a percentage of each executive’s actual base salary earnings for the year.

Named Executive	Target Award as a Percentage of Full-Year Base Salary	Target Award as Estimated in March 2017 ($)	Target Award based on Actual Full-Year Base Salary ($)
W. Foley	100%	825,000	770,000
J. Burmeister	60%	169,922	162,812
V. Smith	40%	110,556	110,556
A. Cerioli	60%	267,962	66,001
S. Kovach	50%	175,487	169,595
S. Miñarro	60%	218,241	209,387
C. Summersgill	50%	153,375	148,225

28 Libbey Inc.

Executive Compensation

PLAN DESIGN
Under our 2017 SMIP, each named executive had an opportunity to earn a payout based 50% on the Company’s adjusted cash earnings (calculated as shown in Appendix A) and 50% on strategic objectives. By contrast, our 2016 SMIP design consisted of two equally weighted financial performance metrics: revenue growth (net sales) and adjusted cash earnings (calculated as shown in Appendix A). Because execution of our strategic objectives was essential to ensuring the Company’s future, the Compensation Committee felt it was important to directly incent the executives to focus their efforts on critical objectives supporting our Creating Momentum strategy. The Committee recognized that the fruits of the Company's investment with respect to these objectives may not be reflected in improvements to the Company's financial performance until future years. The Committee also considered the need to maintain motivation among the management team and retain high-performing leaders after several years of below-target payouts.
Under the terms of her separation agreement, Ms. Cerioli was eligible to earn a payout with respect to the adjusted cash earnings metric, but she was not eligible to earn a payout with respect to the strategic objectives component.
Adjusted Cash Earnings
The target and payout scale for the Company adjusted cash earnings performance metric was:

Adjusted Cash Earnings
Full-Year Cash Earnings (dollars in thousands)	Percent of Targeted Cash Earnings	Performance Level	Payout Percentage
$119,596	110.0%	Maximum	200%
$108,724	100.0%	Target	100%
$86,979	80.0%	Threshold	50%
< $86,979	< 80.0%	Below Threshold	0%
While the 2017 adjusted cash earnings target of $108.7 million was lower than the adjusted cash earnings target under our 2016 SMIP, the Committee believed that the 2017 adjusted cash earnings target was a sufficiently challenging goal because, when this target was established in early 2017, the Company expected adjusted cash earnings to be affected by intense competitive pressure, technology investments in e-commerce and new product development, planned furnace rebuilds, further currency headwinds, and continued decline in restaurant and retail traffic. The degree of difficulty required for the Company to achieve target performance with respect to the financial metrics in its annual incentive plan is evidenced by historical results. The Company has failed to achieve target with respect to the financial performance metrics of its annual incentive plans for the past three years.
Under the 2017 SMIP, the Committee may adjust actual results to exclude the impact of extraordinary and unusual items. Examples of special items for which adjustments may be made include restructuring charges, asset impairment charges, and other similar items that are either not foreseen or are foreseen but are not included in the Company's annual operating plan because the occurrence of the event is substantially uncertain at the time the annual operating plan is submitted to the Board. The Committee believes such adjustments are appropriate so that our executives' pay will not be impacted, positively or negatively, by special items that are not a reflection of our core operating performance. As explained in further detail below, and as shown in the calculations set forth on attached Appendix A, the Committee adjusted cash earnings to reflect certain special items. The adjustments to cash earnings had no effect on the payout percentage for the metric, as adjusted cash earnings remained below the threshold level required for any payout.

2018 Proxy Statement 29

Executive Compensation

The Committee believed that it was appropriate to adjust cash earnings (calculated as set forth on attached Appendix A) by the following items that did not reflect our core operating performance and were not anticipated or budgeted. As a result, the Committee adjusted cash earnings (calculated as set forth on attached Appendix A) by the following items:

Item	Amount of Adjustment to Company-Wide Cash Earnings ($)
Reorganization charges	2,488,000
Mexico Goodwill Impairment	79,700,000
Total	82,188,000
After accounting for these adjustments, adjusted cash earnings was $59.4 million, or 54.6% of targeted adjusted cash earnings for the year. Based on the payout scale above, adjusted cash earnings was below threshold, resulting in no payout for the named executives with respect to the adjusted cash earnings component of the SMIP.
Strategic Objectives
The strategic objectives component of the 2017 SMIP consisted of shared strategic objectives that were common among the executives and individual strategic objectives that varied among the executives.
Shared Strategic Objectives
With respect to the shared strategic objectives described below, the named executives who shared the objective were evaluated and scored as a group, such that all applicable named executives received the same rating for the objective. Although the named executives were scored as a group, the weight assigned to each objective varied among the named executives based on the extent to which the respective executives could influence achievement of the objective. The targets were established by the Committee early in 2017 and the Company's performance with respect to the objectives was evaluated and scored by the Committee in February 2018.
The tables below describe each of the shared strategic objectives, their link to our Creating Momentum strategy, the named executives to whom the objectives applied, the weight of the objectives as a percentage of each named executive's overall strategic objectives component of the SMIP, the types of measures, targets, and the Company's performance with respect to the objective as determined by the Committee at its February 2018 meeting.

Drive sales through innovation and new product development

Strategy Link:	Supports growth objective	Measure	Threshold	Target	Maximum	Actual Performance
Applicable NEOs:	All except Mr. Foley	Global revenue from new products or innovation	$12.6 million	$14.0 million	$15.4 million	$17.6 million
Weight:	5.0% to 25.0% per applicable NEO		(2 rating)	(3 rating)	(5 rating)	5 rating

.

Enable digital capability and achieve e-commerce revenue growth

Strategy Link:	Supports growth objective	Measure	Threshold	Target	Maximum	Actual Performance
Applicable NEOs:	All	E-commerce revenue growth attributable to brick & mortar and pure play retailers	17.2%	21.5%	28.0%	22.5%
Weight:	10.0% to 20.0% per applicable NEO		(2 rating)	(3 rating)	(5 rating)	3.3 rating

Develop talent

Strategy Link:	Supports organizational excellence	Measure	Threshold	Target	Maximum	Actual Performance
Applicable NEOs:	All	Non-financial	Complete individual development plans and development meetings for all Top 40 leaders	Complete individual development plans and meetings for all top talent	In addition, each member of the leadership team leads a development training session	Completed individual development plans for all top talent plus each member of leadership team led a development training session
Weight:	10.0% to 25.0% per applicable NEO

			(3 rating)	(4 rating)	(5 rating)	5 rating

30 Libbey Inc.

Executive Compensation

Individual Strategic Objectives
In addition to the shared strategic objectives described above, each named executive officer (except Ms. Cerioli) was assigned individual strategic objectives early in the year. The individual strategic objectives are designed to be specific and measurable and to further the Company's Creating Momentum strategy by directly supporting the Creating Momentum strategic priorities of profitable growth, operational excellence, and organizational excellence. While certain of the individual objectives had financial or other quantitative components, the overall scoring and assessment was subjective and qualitative, with the executive's performance against each goal being rated on a scale of 0 to 5.
Although disclosure of certain of the individual objectives of our executives may result in competitive harm, the following table provides examples of the individual objectives of our named executives for 2017:

Name	Individual Objective

Mr. Foley	• Develop corporate growth strategy
• Production network re-balancing assessment and implementation
• Build customer relationships

Mr. Burmeister	• Assess internal controls and improve enterprise risk management mitigation
• Establish business partnerships

Ms. Smith	• Ensure smooth CFO and Corporate Controller transitions
• Fulfill duties as interim CFO

Ms. Kovach	• Develop intellectual property strategy
• Oversee resolution of Mexican tax assessment

Mr. Miñarro	• Manage U.S. & Canada inventory
• Achieve U.S. & Canada budgeted regional revenue

Ms. Summersgill	• Executive leadership team development
• Create culture transformation strategy
At its meeting in February 2018, the Committee reviewed the named executives' performance with respect to each of their individual strategic objectives and the Company's performance with respect to the shared strategic objectives. The Committee received input from Mr. Foley regarding the other named executives' performance with respect to their individual strategic objectives. After meeting in executive session, the Committee determined the Company's scores with respect to each shared objective and each executive's scores with respect to his or her individual objectives.
The weighted rating of the overall strategic objectives for each named executive was converted to a payout score based on the following scale:

Strategic Objectives
Overall Rating	Payout Percentage
above 4.5	176% - 200%
4.1 - 4.5	151% - 175%
3.6 - 4.0	126% - 150%
3.1 - 3.5	101% - 125%
2.6 - 3.0	76% - 100%
2.0 - 2.5	51% - 75%
below 2.0	0% - 50%
Under the 2016 SMIP design, a participant's payout could be increased or decreased up to 25% based on individual performance. The Committee elected not to include the 25% individual performance modifier in the 2017 SMIP design, as each participant's individual performance would already be reflected in his or her score with respect to the strategic objectives component. In effect, the maximum possible payout for a participant under the 2017 SMIP was 200% of target, lower than the 225% maximum possible payout under the 2016 SMIP.

2018 Proxy Statement 31

Executive Compensation

SMIP PAYOUTS
Accordingly, the named executives received the following payouts under the SMIP:

Named Executive	Target Award as a Percentage of Full-Year Base Salary	Target Award based on Actual Full-Year Base Salary ($)	Cash Earnings Component Payout Score (50% of overall payout)	Strategic Objectives Component Payout Score (50% of overall payout)	Total Payout as Percent of Target	Actual Award ($)
W. Foley	100%	770,000	0%	150%	75%	577,500
J. Burmeister	60%	162,812	0%	170%	85%	138,391
V. Smith	40%	110,556	0%	150%	75%	82,917
A. Cerioli	60%	66,001	0%	0%	0%	0
S. Kovach	50%	169,595	0%	140%	70%	118,716
S. Miñarro	60%	209,387	0%	126%	63%	131,914
C. Summersgill	50%	148,225	0%	170%	85%	125,991
Long-Term Performance-Based Compensation

LTIP HIGHLIGHTS
•    Long-term performance cash incentive award
•    Based on Company's ROIC for each year through 2017 and EBITDA for 2018 and each year thereafter
•    Below target payout of 19.7% for 2015 LTIP (for the 2015-2017 performance cycle)
•    2016 LTIP (for 2016-2018 performance cycle) and 2017 LTIP (for 2017-2019 performance cycle) both tracking below target

In 2017, each named executive’s long-term incentive opportunity included a cash-based performance component and an award of NQSOs and RSUs. The long-term incentive opportunity is intended to have an aggregate economic value equal to a target percentage of the executive’s base salary. The table below sets forth the target percentage for each of the named executives in 2017.

Named Executive	2017 Target Long-Term Award as a Percentage of Annualized Base Salary
W. Foley	300%
J. Burmeister	100%
V. Smith	70%
A. Cerioli	120%
S. Kovach	95%
S. Miñarro	120%
C. Summersgill	80%
The Committee believes cash is the appropriate vehicle for the performance component of the long-term incentive plans. While the Committee has considered the use of performance-based equity awards, the Committee continues to use performance-based cash because of the need to conserve shares under its omnibus incentive plans and manage the Company's burn rate in light of the decline in the Company's stock price.
The cash-based performance opportunity provided to our named executives for performance during 2017 consisted of the following components:

•
A performance component under our 2015 LTIP (for the 2015-2017 performance cycle) that provides for cash awards if and to the extent we achieve our targeted return on invested capital (ROIC) for each of the three 1-year performance periods included in the three-year performance cycle; a performance component under our 2016 LTIP (for the 2016-2018 performance cycle) and 2017 LTIP (for the 2017-2019 performance cycle) that provides for cash awards if and to the extent we achieve our targeted return on invested capital (ROIC) for 2017 and our targeted earnings before interest, tax, depreciation and amortization (EBITDA) for each of the remaining one-year performance periods included in the three-year performance cycle. Because of ROIC's relationship to total shareholder return, the Committee believed that using ROIC as a performance measure would align with the long-term interests of our shareholders. After the Company's disappointing performance in 2017, for any performance cycle of which 2018 or 2019 is a part the Committee chose to change the metric for performance in each of those two years from ROIC to adjusted EBITDA to re-focus management on the primary drivers of cash earnings. For additional discussion of the Committee's rationale in replacing ROIC with adjusted EBITDA, see "Looking Ahead: 2018 Compensation Program Changes" on page 25. The scale used to determine the payout score for each of the three 1-year performance periods is reset for each performance period to correlate with targeted ROIC or targeted adjusted EBITDA, as applicable, for that year. The amount of the final payout, if any, will be determined based on the average of the three discrete, single-year payout scores. In deciding to set annual goals

32 Libbey Inc.

Executive Compensation

instead of three-year goals, the Committee considered the extreme difficulty in forecasting three years ahead in the volatile economic environment (as evidenced by our inability to achieve target performance under our annual incentive plans over the past five years) and the need to keep management engaged as the Company faces that challenging environment.

◦
For any performance cycle of which 2015 is a part, our 2015 ROIC target was 12.9%. We achieved ROIC of 10.9% in 2015, resulting in a payout score for the 2015 calendar year of 0%, as determined according to the following scale:

Basis Points Above or Below 2015 Targeted ROIC	Payout Score
+50	200%
0	100%
-70	50%
Less than -70	0%

◦
For any performance cycle of which 2016 is a part, our 2016 ROIC target was 10.8%. We achieved ROIC of 9.9% in 2016, resulting in a payout score for the 2016 calendar year of 59%, as determined according to the following scale:

Basis Points Above or Below 2016 Targeted ROIC	Payout Score
+100	200%
0	100%
-150	25%
Less than -150	0%

◦
For any performance cycle of which 2017 is a part, our 2017 ROIC target was 9.2%. In setting the target, the Committee considered the Company's prior-year performance and alignment with the Company's annual operating plan and long-term strategic initiatives. The volatile global economy, decline in restaurant traffic, shift in retail sales toward e-commerce, and competitive pricing environment of 2016 were expected to continue in 2017. The realities of the business environment led the Company to shift its priorities from aggressive growth toward improving marketing and new product development capabilities and innovation, improving customer relationships, and simplifying the business - all of which would support future sustainable, profitable growth. The Committee believed that a 2017 ROIC target of 9.2% would prove sufficiently challenging to achieve. In February 2018, the Committee determined that we had achieved 2017 ROIC of 3.1%, resulting in a payout score for the 2017 calendar year of 0%, as determined according to the following scale:

Basis Points Above or Below 2017 Targeted ROIC	Payout Score
+50	200%
0	100%
-100	50%
Less than -100	0%
ROIC is calculated as set forth on Appendix A.
In February 2018, the Compensation Committee reviewed our performance for the three-year performance cycle ended December 31, 2017, and, based on the average of the three discrete payout scores for each of 2015, 2016 and 2017, determined that we had achieved an overall payout score of 19.7% of target under the 2015 LTIP.
Performance cash payouts under our LTIP are not subject to modifications based on individual performance. Payouts were prorated, however, for those executives who were not employed for the entire 2015-2017 performance period.
The final payout amounts received by the named executives under the performance cash component of the 2015 LTIP were:

Named Executive	2015 LTIP Cash Target ($)	2015 LTIP Cash Payout ($)	2015 LTIP Cash Payout as a Percentage of Target
W. Foley(1)	660,000	130,020	19.7%
J. Burmeister(1)	37,911	7,468	19.7%
V. Smith	65,802	12,963	19.7%
A. Cerioli(1)	105,012	20,687	19.7%
S. Kovach	124,153	24,458	19.7%
S. Miñarro	168,019	33,100	19.7%
C. Summersgill(1)	32,356	6,374	19.7%

(1)	Prorated to reflect the portion of the performance cycle during which the named executive was employed.

2018 Proxy Statement 33

Executive Compensation

Stock Options and RSUs

EQUITY HIGHLIGHTS
•    Annual awards under LTIP, although mix may change from year to year
•    RSU value at time of award is equal to 30% of LTIP target opportunity
•    NQSO value at time of award is equal to 20% of LTIP target opportunity
•    4-year ratable vesting

In February 2017, the Compensation Committee awarded to participants in our 2017 LTIP NQSOs and RSUs having an economic value at the time of award equal to 20% and 30%, respectively, of their target long-term incentive opportunities. These NQSOs and RSUs vest ratably over four years beginning on February 17, 2018, except for awards to Mr. Burmeister, which vest ratably over four years beginning on March 30, 2018.
Sign-on and Retention Awards
In connection with his hire, Mr. Burmeister was awarded a $100,000 cash sign-on bonus to induce Mr. Burmeister to join the Company and to replace the value of compensation being forfeited at his previous employer. If Mr. Burmeister resigns without Good Reason before March 30, 2018 (when he has been employed by Libbey for one year), he must repay the entire sign-on bonus within 30 days of his date of termination. “Good Reason” is defined on page 41.
Ms. Smith received and earned a retention bonus of $225,000 in connection with her service as Interim Chief Financial Officer during 2017.
HOW DOES LIBBEY DETERMINE THE FORMS AND AMOUNTS OF EXECUTIVE PAY?
Participants and Tools
The Compensation Committee, consisting entirely of independent directors, is responsible for overseeing the design, development and implementation of our executive pay program. Each year, the Compensation Committee evaluates Libbey's executive compensation program to determine what, if any, changes are appropriate. In making these determinations, the Committee may consult with its independent compensation consultant, management and the Board, as described below; however, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to our executives.
The Compensation Committee consults with its independent executive compensation consultant when determined to be appropriate by the Compensation Committee. In 2017, the Compensation Committee retained Exequity, LLP to serve as the Committee’s independent compensation consultant. A representative of Exequity attended the majority of the meetings of the Compensation Committee in 2017, including the February 2017, March 2017 and February 2018 meetings at which the Compensation Committee made decisions regarding our executive pay program for 2017 and also advised the Committee in connection with other pay decisions made during the year. All expenses that we incurred in 2017 for services provided by Exequity were attributable to services provided by Exequity to the Compensation Committee in connection with its executive pay decisions.
In compliance with the NYSE American Company Guide's disclosure requirements regarding compensation consultant independence, Exequity provided the Compensation Committee with a letter addressing each of six independence factors. Their responses affirm the independence of Exequity and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters.
Our CEO, our Vice President, Human Resources and our Vice President, General Counsel and Secretary attend meetings of, and provide information to, the Compensation Committee and its consultant to assist them in their pay determinations. In addition, management may request that the Compensation Committee convene a meeting, and management may communicate with the Compensation Committee’s consultant to provide the consultant with information or understand the views of, or request input from, the consultant as to pay proposals being submitted by management to the Committee. However, the Compensation Committee meets in executive session, without any member of management present, to discuss and make its final executive pay determinations.
Our non-CEO executives play no direct role in determining their own pay, except to the extent they assess their own performance against their individual performance objectives as part of our performance appraisal process and to the extent that the Vice President, Human Resources, the Vice President, Chief Financial Officer and the Vice President, General Counsel and Secretary provide information to the Compensation Committee with respect to pay programs affecting the entire executive leadership team.
The Compensation Committee sets the performance goals for our SMIP and LTIP based upon input from our CEO, including suggested individual performance objectives and metrics under the SMIP and the performance cash component of the LTIP. In setting our corporate performance objectives and measures, the Committee seeks input from its independent consultant. The Committee also seeks input from our Board in setting our CEO’s individual performance objectives and metrics.

34 Libbey Inc.

Executive Compensation

INTERNAL PAY EQUITY AND WEALTH ACCUMULATION
In determining awards for current and future performance periods, the Compensation Committee considers internal pay equity within the senior leadership team, but does not consider the impact of, or wealth accumulated as a result of, equity awards made during prior years, since those awards represent pay for services rendered during prior-year periods.
TALLY SHEETS
In connection with the preparation of our proxy statement each year, the Committee reviews “tally sheets” that summarize, for each executive officer, the compensation paid and equity grants awarded during the prior year, as well as the amounts that would have been payable to each executive officer if the executive officer’s employment had been terminated under a variety of scenarios as of December 31 of the prior year. The Committee uses these “tally sheets,” which are prepared by management and provide substantially the same information as is provided in the tables in this proxy statement, primarily to ensure that our executives’ estimated pay is consistent with the Committee’s intent in adopting the program and for reviewing internal pay equity within the senior leadership team.
BENCHMARKING AND PEER GROUPS
The Compensation Committee engages its independent consultant to conduct a full benchmarking study of the Company’s executive compensation and that of its peers approximately every other year. Exequity conducted a full benchmarking study in the fall of 2016, and the Compensation Committee considered the study as a point of reference, but not the sole determinative factor, in setting our executives' pay opportunities for 2017. Exequity worked with management to develop a peer group to use as a reference point in setting 2017 pay for executives. Initially, we reviewed for inclusion in the peer group public companies having revenues in the range of .4 to 2.5 times our revenues and having businesses that are consumer-driven and/or engaged in manufacturing. To reflect the fact that Libbey was still in the beginning stages of transitioning from a manufacturing-focused company to a consumer products company, we limited the consumer companies to 40% of the peer group. As a result, we identified, and the Compensation Committee approved for use in developing our 2017 CEO and CFO pay program, the following group of companies:

PROXY-BASED PEER GROUP
Actuant Corporation	Ethan Allen Interiors Inc.	Lifetime Brands, Inc.
Barnes Group Inc.	Flexsteel Industries, Inc.	Lindsay Corporation
Bassett Furniture Industries, Inc.	Graco, Inc.	Myers Industries, Inc.
Callaway Golf Company	Helen of Troy Limited	Oxford Industries, Inc.
Chart Industries, Inc.	Integra LifeSciences Holdings Corp.	Trex Company, Inc.
Coherent, Inc.	iRobot Corporation	TriMas Corporation
ESCO Technologies Inc.	La-Z-Boy Incorporated
We refer to this peer group as the "proxy-based peer group." At the time the proxy-based peer group was selected, we ranked, by revenues, at the mid-point of the peer group. The proxy-based peer group was used in constructing the graph on page 3.
In order to gather sufficient comparative data for executive positions other than the CEO and CFO, we created a second peer group consisting of companies who had participated in Equilar's so-called “Top 25 Survey,” in which participating companies submit executive compensation data for their 25 most highly compensated executive positions. Using the same revenue criteria as described above for the proxy-based peer group, but a broader industry base than the proxy-based peer group, we identified, and the Compensation Committee approved for use in developing our 2017 executive pay program, the following group of companies:

EQUILAR TOP 25 PEER GROUP
Apogee Enterprises, Inc.	Infinera Corporation	Oxford Industries, Inc.
Callaway Golf Company	Integra LifeSciences Holding Corp.	PGT, Inc.
Coherent, Inc.	Kate Spade & Company	Quanex Building Products Corp.
Deckers Outdoor Corporation	Lindsay Corporation	Trex Company, Inc.
ESCO Technologies Inc.	lululemon athletica inc.	TriMas Corporation
Ethan Allen Interiors Inc.	M/A-COM Technology Solutions Holdings, Inc.	Vera Bradley, Inc.
Graco, Inc.	MTS Systems Corporation
We refer to this peer group as the "Equilar Top 25 peer group." At the time the Equilar Top 25 peer group was selected, we ranked, by revenues, at the mid-point of the peer group.
Using publicly disclosed pay information from the current proxy statements for the companies in the proxy-based peer group, Exequity compared the compensation of our Chief Executive Officer and Chief Financial Officer to the peer group in terms of base pay, target annual bonus opportunity, target total cash, long-term incentives and target total direct compensation (target total cash plus long-term

2018 Proxy Statement 35

Executive Compensation

incentives). Using data submitted by the companies in the Equilar Top 25 peer group as a reference point, Exequity compared the compensation of our top officer positions (other than the CEO and CFO) to the peer group in terms of base pay, target annual bonus opportunity, target total cash, long-term incentives and target total direct compensation (target total cash plus long-term incentives). Exequity used the Equilar Top 25 peer group as an additional reference point when evaluating the compensation of our CEO and CFO.
The market study conducted by Exequity disclosed that base salaries and incentive opportunities for most positions were generally within a reasonable range of the median, but that the total target compensation of Libbey's then-current Chief Financial Officer, Sherry Buck, was above median due to an increase in the number of individuals new to the chief financial officer role at other companies in the peer group in the two years since the Company's prior executive compensation benchmarking study.
SAY-ON-PAY RESULTS
At our 2017 Annual Meeting of shareholders, our say-on-pay proposal garnered the support of over 92% of the shares voted. Our Compensation Committee interpreted these results as an affirmation of our executive pay program and, as a result, the Committee retained a relatively similar structure for our 2017 executive pay program.
Overview of Process for Setting 2017 Executive Pay
RETENTION AWARD FOR MS. SMITH
In connection with her appointment as Interim Chief Financial Officer effective January 1, 2017, Ms. Smith and the Company entered into a retention letter agreement. Under the terms of the agreement, the Company agreed to pay Ms. Smith a retention bonus of $225,000 in three equal installments of $75,000, with one installment being payable upon the occurrence of each of the following trigger events: (a) five days after the successful filing of the Company's Annual Report on Form 10-K for the 2016 fiscal year; (b) five days after the first date of employment of Ms. Buck's successor; and (c) 60 days after the first date of employment of Ms. Buck's successor. Ms. Smith's eligibility for each installment of the retention bonus was conditioned upon her continued employment with the Company and satisfactory performance of her job duties. If Ms. Smith's employment had terminated before the occurrence of any of the events listed above (other than a termination by the Company without Cause), Ms. Smith would have been ineligible for any future retention bonus installments and would have been required to repay all retention bonus installments already received.
INITIAL COMPENSATION PACKAGE FOR MR. BURMEISTER
In connection with the hiring of Mr. Burmeister as Vice President, Chief Financial Officer, effective March 30, 2017, the Compensation Committee approved an initial base salary of $375,000, a target SMIP opportunity of 60%, and a target LTIP opportunity of 100%. In setting Mr. Burmeister's initial base salary and target short-term and long-term incentive opportunities, we considered Mr. Burmeister's highly sought after skill-set and experience, his compensation package at his previous employer, the significant responsibilities of the Vice President, Chief Financial Officer position and its importance to achieving our Creating Momentum strategy, the relationship of his compensation to that of our other executive officers, the fact that Mr. Burmeister had never before been chief financial officer of a public company, and the results of the benchmarking study completed in October 2016. The Committee also granted Mr. Burmeister a sign-on cash bonus of $100,000 to compensate Mr. Burmeister for compensation he was forfeiting at his previous employer. If Mr. Burmeister resigns without Good Reason before March 30, 2018 (the first anniversary of his date of hire), he must repay the entire sign-on bonus within 30 days of his date of termination.
BASE SALARY ADJUSTMENTS
The Compensation Committee reviews base salaries at least annually. With respect to base salary increases that were implemented in April 2017, the Compensation Committee made its decisions after receiving input from Mr. Foley and Exequity.
APPROVAL OF 2017 SMIP AND 2017 LTIP DESIGNS
The Compensation Committee approved the Company's 2017 SMIP and the performance component of the Company's 2017 LTIP in the first quarter of 2017. The material terms of the performance goals under these plans were approved by shareholders at the 2016 Annual Meeting of shareholders. The SMIP and the performance cash component of the 2017 LTIP are intended to serve as "umbrella" plans and potential funding vehicles for cash bonuses to ensure full tax deductibility of cash bonuses paid to officers who are subject to Internal Revenue Code Section 162(m). Performance under the approved formulas determines the amounts of the bonus pools under the 2017 SMIP and performance cash component of the 2017 LTIP, respectively, and the allocations of the bonus pools set by the Compensation Committee determine the maximum amount of awards to individual participants under the plans. The bonus pool for the 2017 SMIP was established by the Committee at 4% of actual 2017 adjusted EBITDA (excluding special charges, after adjustments for any acquisitions or dispositions, and assuming budgeted exchange rates). The bonus pool under the performance cash component of the 2017 LTIP was established by the Committee at 1.5% of actual, cumulative adjusted EBITDA (excluding special charges, after adjustments for any acquisitions or dispositions, and assuming budgeted exchange rates) for the performance cycle. The umbrella plans merely set the maximum bonus payout that any named executive may receive under the relevant plans, and the actual bonus paid to each named executive was determined as described under "What pay did Libbey's executives receive for 2017?" above.

36 Libbey Inc.

Executive Compensation

EQUITY GRANTS UNDER OUR LTIP
The Compensation Committee typically makes awards of RSUs and NQSOs to our senior leadership team under our long-term incentive compensation program each February. The Compensation Committee authorized these awards at its February 2017 meeting, which occurred before we announced financial results for the 2016 fiscal year. The number of RSUs actually awarded was a function of the average closing price of our common stock over a period of 20 consecutive trading days ending on the grant date, and the number of NQSOs granted was a function of the Black-Scholes value (calculated using the average closing price of Libbey Inc. common stock over a period of 20 consecutive trading days ending on the grant date, and capping volatility at 50%) of the NQSOs on the grant date. In each case except for awards made to Mr. Burmeister, the grant date was the first business day after we released our fiscal 2016 financial results. For awards of RSUs and NQSOs made to Mr. Burmeister, the Committee authorized these awards in March 2017 and the grant date was the first business day after we released our financial results for the first quarter of 2017.
AWARDS UNDER OUR 2017 SMIP AND 2015 LTIP
In February 2017, the Compensation Committee reviewed and certified our 2017 performance and made the awards under our 2017 SMIP and the performance cash component of our 2015 LTIP (for the 2015-2017 performance cycle). Details regarding the decisions made and payouts awarded are described above under "What pay did Libbey's executives receive for 2017?"
WHAT ARE LIBBEY'S EQUITY GRANT PRACTICES?
As explained above, the Compensation Committee typically makes awards of RSUs and NQSOs in February to our executive leadership team under our LTIP. The Compensation Committee also occasionally makes "sign-on" awards of RSUs and NQSOs to newly hired executives and other key employees. Typically, the number of RSUs and/or NQSOs awarded is determined as described above under “Equity Grants under our LTIP”. Occasionally, the sign-on awards include the award of a fixed number of RSUs or NQSOs intended to make the executive whole for equity awards that the executive forfeits when leaving his or her prior employment.
The Compensation Committee has delegated authority to the CEO to make limited grants of NQSOs, RSUs and SARs to senior managers and other employees who are not executive officers or direct reports to the CEO. The CEO’s authority to make these grants in 2017 was subject to the following limitations and conditions:

•	The maximum number of shares underlying RSUs, NQSOs and/or SARs that the CEO was authorized to award to all eligible individuals was 125,000;

•	The exercise price of any NQSOs and/or SARs awarded could not be less than the closing price of the Company's common stock on the grant date;

•	The RSUs, NQSOs and/or SARs awarded could vest no more rapidly than ratably on the first, second and third anniversaries of the grant date;

•	The CEO was authorized to make awards only outside "quiet periods";

•	The CEO was required to report at least quarterly to the Compensation Committee regarding the nature and scope of awards made pursuant to this authority; and

•	The agreements pursuant to which RSUs, NQSOs, and/or SARs were granted must be in substantially the form approved by the Committee from time to time.
POLICIES AND PRACTICES RELATED TO LIBBEY’S EXECUTIVE COMPENSATION PROGRAM
Potential Impact of Misconduct on Compensation
Our SMIP and long-term incentive plans are authorized under our Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan or our Libbey Inc. 2016 Omnibus Incentive Plan, each of which contains a “clawback” provision. The clawback provision of the Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan obligates the recipient of a cash or equity award to reimburse us if:

•	we are required, as a result of misconduct, to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws; and

•
the award recipient knowingly engaged, or was grossly negligent in engaging, in the misconduct, or knowingly failed, or was grossly negligent in failing, to prevent the misconduct or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

The amount to be reimbursed is the amount of any payment in settlement of an award made under the Amended and Restated Libbey Inc. 2006 Omnibus Plan and earned or accrued during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement in question.

2018 Proxy Statement 37

Executive Compensation

Awards under the Libbey Inc. 2016 Omnibus Incentive Plan are subject to forfeiture and clawback under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and under any clawback policy that we may have in place at any time.
Share Ownership / Retention Guidelines
We obligate our non-management directors and our executive officers to achieve or retain ownership of meaningful amounts of equity in Libbey. For more information, see “Stock Ownership/Retention Guidelines” on page 60.
Deductibility of Compensation
Prior to the adoption of the Tax Cuts and Jobs Act (TCJA), Section 162(m) of the Internal Revenue Code limited the deductibility of compensation paid to certain executive officers as of the end of the fiscal year in excess of $1.0 million unless the compensation is “performance-based.” The Committee believes that preserving the tax deductibility is an important, but not the sole, objective when designing executive compensation programs. Accordingly, while our 2016 SMIP and the performance cash components of our 2015 LTIP, 2016 LTIP and 2017 LTIP (for the 2015-2017 performance cycle, the 2016-2018 performance cycle and the 2017-2019 performance cycle, respectively) are designed to qualify as “performance-based” compensation, other components of our 2017 executive pay program (base salary and RSUs) are not. Additionally, in certain circumstances the Committee may authorize compensation arrangements that are not tax deductible in whole or in part, but which promote other important objectives, such as attracting and retaining key executive leaders who can drive financial and strategic objectives that maximize long-term shareholder value. The TCJA eliminated the performance-based compensation exception so that for 2018 all compensation paid to certain executive officers in excess of $1.0 million will be nondeductible (except for any amounts that qualify as "performance-based" that have been grandfathered pursuant to the written binding contract transition rule under the TCJA). The Committee intends to evaluate the impact of the adoption of the TCJA on Section 162(m), on compensation paid after 2017, and on our compensation practices.
Compensation Risk Assessment
On an annual basis, management conducts a risk assessment of our compensation policies, practices and plans to determine whether they encourage excessive risk-taking. In addition to reviewing this annual risk-assessment, the Compensation Committee also reviews and discusses, at least annually, the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. Examples of features of our compensation program that guard against excessive risk-taking include:

•	An appropriate mix of fixed and variable, short-term and long-term, and cash and equity compensation;

•	Compensation Committee discretion regarding individual executive awards;

•	Oversight by non-participants in the plans;

•	Long-term compensation awards and vesting periods that encourage a focus on sustained, long-term results;

•	Executive incentive awards are subject to forfeiture and clawback;

•	Prohibition against hedging, pledging and engaging in transactions involving derivatives of our stock;

•	Stock ownership/retention requirements for our executives; and

•	"Double-trigger" vesting of equity awards and non-equity incentives after a change in control.
The Compensation Committee has determined that our compensation policies, practices and plans do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

38 Libbey Inc.

Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Mr. Foley
Mr. Foley is employed at will. He is not covered by an employment agreement or change in control agreement, nor is he eligible to participate in our Executive Severance Compensation Policy, our Salary Plan, or our SERP.
In early 2016, the Company entered into a letter agreement with Mr. Foley that provides for, among other things, limited separation benefits under certain circumstances. As with all other named executives, the award agreements relating to grants of RSUs, NQSOs and performance cash opportunities also provide for separation benefits in certain circumstances. There are no conditions to Libbey’s obligations to provide separation benefits to Mr. Foley.
Because Mr. Foley was retired at the time of his appointment as CEO and intends to retire once again when his employment with Libbey ends (regardless of when or how it ends), the Compensation Committee chose to provide Mr. Foley with more modest separation benefits compared to those of our other named executives.
If Mr. Foley’s employment terminates, other than by Libbey for Cause, Mr. Foley would be entitled to the following Basic Benefits:

•	Accrued Benefits; and

•	For the year in which termination occurs, a prorated award under our SMIP based on actual performance.
If the termination is due to Mr. Foley’s death or permanent disability, Mr. Foley would be entitled to the Basic Benefits plus:

•
A prorated target award under the performance cash component of the LTIP for any performance cycle in effect on the date of death or permanent disability, paid as soon as administratively feasible; and

•	Immediate vesting of all unvested NQSOs and RSUs.
If the termination is by Libbey without Cause, Mr. Foley would be entitled to the Basic Benefits plus:

•
As to performance-based cash compensation under our LTIP, payment of the amount actually earned for each performance cycle in effect on the date of termination, prorated to the termination date; however, the amounts will not be prorated if the termination is in connection with a change in control; and

•
Immediate vesting of unvested NQSOs and RSUs granted in 2017 that are scheduled to vest within one year of the termination date and immediate vesting of all unvested NQSOs and RSUs granted in 2016; however, all unvested NQSOs and RSUs, regardless of the year in which they were granted, will vest if the termination is in connection with a change in control.

If the termination is due to Mr. Foley’s resignation, Mr. Foley would be entitled to the Basic Benefits plus:

•	As to performance-based cash compensation under our LTIP, payment of the amount actually earned for each performance cycle in effect on the date of termination, prorated to the termination date; and

•	Immediate vesting of all unvested NQSOs and RSUs granted in 2016.
Except in the case of death or permanent disability, amounts paid under our SMIP and the performance cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.
If Mr. Foley had retired on or before December 31, 2017, all unvested equity awards granted in 2016 would have immediately vested and all other unvested equity awards would have been forfeited.
All Other Named Executives
We do not have employment agreements with our non-CEO named executives. Our non-CEO named executives are, however:

•	parties to change in control agreements that provide for payments under the circumstances described below in the event of a termination of employment in connection with a Change in Control; and

•	covered by our Executive Severance Compensation Policy, which provides for certain separation benefits in the event of termination of employment without Cause absent a Change in Control.
In order to reduce the termination benefits payable to executives who are terminated without Cause after short tenures with the Company, all executive officers hired in 2017, including Mr. Burmeister, are ineligible for full benefits under the Executive Severance Compensation Policy until they have been employed by the Company for at least 18 months. In addition, the sign-on bonus provided to Mr. Burmeister is subject to full repayment if Mr. Burmeister resigns without Good Reason before March 30, 2018.
The terms of award agreements under which awards of RSUs and NQSOs were made provide for acceleration of unvested awards in the event of termination of employment under certain circumstances. Additionally, the terms of award agreements relating to the performance cash components of our 2015 LTIP (for the 2015-2017 performance cycle), 2016 LTIP (for the 2016-2018 performance cycle) and 2017 LTIP (for the 2017-2019 performance cycle) provide for payouts in the event of termination of employment under certain circumstances.

2018 Proxy Statement 39

Executive Compensation

Ms. Cerioli’s employment ended March 31, 2017. Her termination was without Cause under the Executive Severance Compensation Policy, and she received severance benefits and payments pursuant to the terms of the Executive Severance Compensation Policy and equity and performance cash agreements. Such severance benefits and payments are consistent with those described below under “Termination without Cause” and in the Potential Payments upon Termination of Employment table on page 53.
Ms. Smith retired effective December 31, 2017. Ms. Smith was not entitled to any separation benefits or payments in connection with her resignation.
Because individuals hired after January 1, 2006, are ineligible for participation in the Salary Plan and SERP, Ms. Kovach is our only named executive who is eligible for benefits under the Salary Plan and SERP. As of December 31, 2017, Ms. Kovach was at least age 55 and had at least five years of service with Libbey. As a result, Ms. Kovach would have been eligible to receive a retirement benefit under our Salary Plan and SERP if she had retired on or before December 31, 2017. If Ms. Kovach or any of our other named executives had retired on or before December 31, 2017, all unvested equity awards would have been forfeited.
With respect to all non-CEO named executives, the following table summarizes the trigger events under which payments may be made and/or other benefits provided, the material payments or benefits to be provided, and the conditions to our obligations to make the payments and/or provide the benefits.

	Death or Disability	Termination for Cause or Quit without Good Reason	Quit for Good Reason	Termination without Cause		Termination without Cause or Quit for Good Reason in connection with Change in Control
	All Non-CEO NEOs	All Non-CEO NEOs	All Non-CEO NEOs	Mr. Burmeister(1)	All other Non-CEO NEOs	All Non-CEO NEOs
Cash Severance	None	None	None	6 months’ salary continuation + lump sum 50% of target annual incentive	12 months’ salary continuation + lump sum target annual incentive	Lump sum 2x annual salary + target annual incentive(3)
Annual Cash Incentive (SMIP)	None	None	None	Prorated for the year and subject to actual performance		Prorated for the year and subject to actual performance
Long-Term Performance Cash Incentive	Prorated target award for any current performance cycle	None	Prorated for the performance cycles and subject to actual performance(1)	Prorated for the performance cycles and subject to actual performance(2)		Prorated for the performance cycles and subject to actual performance(2)
Restricted Stock Units and Non-qualified Stock Options	All awards immediately vest	Forfeit all unvested awards	Forfeit all unvested awards	Awards scheduled to vest within 1 year immediately vest		All awards immediately vest
Health, Welfare and Other Benefits	Accrued Benefits only	Accrued Benefits only	Accrued Benefits only	Accrued Benefits; 6 months’ continued dental/health benefits; 1 year outplacement services	Accrued Benefits; 1 year continued dental/health benefits; 1 year outplacement services	Accrued Benefits; 18 months continued dental/health/life insurance benefits; outplacement services with cost to Libbey ≤15% base salary; financial planning services with cost to Libbey ≤$10,000
Conditions to Payment of Benefits	None	None	None
Release of claims against Libbey; Confidentiality obligations; Obligation to assign intellectual property rights; Obligation to assist with litigation; 1 year obligation not to interfere with customer accounts, compete, divert business opportunities, solicit our employees, or disparage us

Release of claims against Libbey; Confidentiality obligations; Obligation to assign intellectual property rights; Obligation to assist with litigation; 1 year obligation not to interfere with customer accounts, compete, divert business opportunities, solicit our employees, or disparage us

(1)
The above table assumes a termination date of December 31, 2017. If Mr. Burmeister's employment is terminated without Cause after he has been employed by the Company for at least 18 months, he will receive the same termination benefits as the other non-CEO named executives.

(2)	Amounts paid under our SMIP and the performance cash component of our LTIP will be paid between January 1 and March 15 of the year following the end of the relevant performance cycle.

(3)
Lump-sum cash payments will be paid no later than five days after termination of employment except to the extent the payments are subject to a six-month delay under Internal Revenue Code Section 409A, in which case payment will be on the first day of the seventh month after the executive’s termination of employment.

40 Libbey Inc.

Executive Compensation

DEFINITIONS
Unless otherwise specified above, the following definitions apply:
“Accrued Benefits” includes base salary through date of termination, any amounts to which the executive is entitled under any retirement savings plan, equity participation plan, medical benefit plan or employment policy and any incentive compensation earned but not yet paid for a performance period ended before the date of termination.
“Cause” means (a) willful and continuous failure to substantially perform duties; (b) willful and continuous failure to substantially follow and comply with directives of the Board; (c) commission of an act of fraud or dishonesty that results in harm to us or failure to comply with a material policy, including our Code of Business Ethics and Conduct; (d) material breach of a material obligation to us; or (e) commission of illegal conduct or gross misconduct that causes harm to us. When used in reference to a termination that is not in connection with a change in control, “Cause” can have any of the previously listed meanings or: conviction of a misdemeanor or felony that is directly related to, or indicates the executive is not suited for, the position the executive occupies with us.
“Change in Control” generally means any of the following events:

•
A person (other than Libbey, any trustee or other fiduciary holding securities under one of our employee benefit plans, or any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our common stock) becomes the “beneficial owner,” directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities;

•
The consummation of a merger or consolidation pursuant to which we are merged or consolidated with any other corporation (or other entity), unless our voting securities outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of securities of the surviving entity outstanding immediately after the merger or consolidation;

•	A plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets is consummated; or

•
During any period of two consecutive years (not including any period prior to the execution of the agreement), Continuing Directors (as defined below) cease for any reason to constitute at least a majority of our Board. Continuing Directors means (i) individuals who were members of the Board at the beginning of the two-year period referred to above and (ii) any individuals elected to the Board, after the beginning of the two-year period referred to above, by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved in accordance with this provision. However, an individual who is elected to the Board after the beginning of the two-year period referred to above will not be considered to be a Continuing Director if the individual was designated by a person who has entered into an agreement with us to effect a transaction that otherwise meets the definition of a change in control.

A person typically is considered to be the “beneficial owner” of securities if the person has or shares the voting power associated with those securities.
“Good Reason” means (a) the executive ceases to be an officer of the Company; (b) we reduce the executive’s base salary and we do not apply the reduction in the same or similar manner to similarly situated employees; (c) we materially reduce the executive’s annual incentive compensation opportunity and the reduction is not applied in the same or similar manner to similarly situated employees; (d) we materially reduce or eliminate an executive benefit or an employee benefit, and we do not apply the reduction to similarly situated employees in the same or similar manner; (e) we materially breach any written agreement between the executive and the Company and we fail to remedy the breach within 60 days after our receipt from the executive of written notice of breach; or (f) we exercise our right not to renew the agreement unless we concurrently exercise our right not to renew the agreements of similarly situated employees.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Libbey’s management the Compensation Discussion and Analysis in this proxy statement. Taking all of these reviews and discussions into account, the Compensation Committee has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement and has approved the incorporation by reference of the Compensation Discussion and Analysis in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Carlos V. Duno, Chair Ginger M. Jones Eileen A. Mallesch Carol B. Moerdyk Steve Nave

2018 Proxy Statement 41

Executive Compensation

Executive Compensation Tables

SUMMARY COMPENSATION TABLE
The following narrative and tables describe the “total compensation” our named executives earned during 2017, 2016 and 2015. The total compensation presented below does not reflect the actual pay received by, or the target pay of, the named executives in 2017, 2016 or 2015. The actual value realized by our named executives in 2017 from NQSOs and RSUs is presented in the Option Exercises and Stock Vested Table on page 49. Target annual and long-term incentive awards for 2017 are presented in the Grants of Plan-Based Awards Table on page 45.
The core components of our named executives’ compensation are base salary, an annual cash incentive opportunity pursuant to our SMIP, and a long-term incentive opportunity under our LTIP, which includes performance-based cash compensation and equity awards. In addition to these core components, our executives occasionally receive compensation through sign-on awards, discretionary awards in recognition of outstanding individual contributions, retention awards, or in connection with termination of employment.
Mr. Burmeister
In connection with his hire, Mr. Burmeister received a $100,000 cash sign-on bonus to induce him to join the Company and to replace the value of compensation being forfeited at his previous employer. If Mr. Burmeister resigns without Good Reason before March 30, 2018, he must repay the entire sign-on bonus within 30 days of his date of termination. “Good Reason” is defined on page 41.
Ms. Smith
Ms. Smith received a retention bonus of $225,000 in connection with her service as Interim Chief Financial Officer during 2017. Ms. Smith did not receive any compensation in connection with her retirement.
Ms. Cerioli
In 2017, Ms. Cerioli received compensation in connection with her termination of employment. These payments and benefits were determined in accordance with the Executive Severance Compensation Policy and the award agreements governing awards of RSUs, NQSOs and LTIP performance cash opportunities. The values of those RSUs and NQSOs for which vesting accelerated in connection with Ms. Cerioli’s termination are not included in the “All Other Compensation” column in this Summary Compensation Table because the cumulative grant date fair values were included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Tables in the years in which they were granted.
For additional information regarding the payments and benefits provided to Ms. Cerioli in connection with her termination of employment, and additional information regarding the agreements, plans and policies pursuant to which those payments and benefits were provided, see “Potential Payments upon Termination of Employment or Change in Control” above and the Potential Payments upon Termination of Employment Table on page 53.

42 Libbey Inc.

Executive Compensation

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
William A. Foley	2017	770,000	0	544,611	322,592	707,520	0	120,649	2,465,372
Chairman and	2016	804,185	0	1,037,687	532,688	801,520	0	110,050	3,286,130
Chief Executive Officer(8)
James C. Burmeister	2017	271,354	100,000	76,808	47,057	145,859	0	25,752	666,830
Vice President,
Chief Financial Officer(9)
Veronica L. Smith	2017	276,389	225,000	41,637	24,660	95,880	0	30,600	694,166
former Vice President, Interim
Chief Financial Officer(10)
Annunciata Cerioli	2017	110,001	0	0	0	20,687	0	803,825	934,513
former Vice President,	2016	424,670	0	185,728	103,312	214,012	0	60,679	988,401
Chief Supply Chain Officer(11)	2015	377,646	0	244,588	77,851	86,713	0	27,435	814,233
Susan A. Kovach	2017	339,189	0	71,754	42,500	143,174	22,060	33,959	652,636
Vice President, General	2016	341,568	0	123,696	68,809	209,254	21,812	34,191	799,330
Counsel & Secretary	2015	334,070	0	128,214	69,025	123,403	0	24,320	679,032
Salvador Miñarro Villalobos	2017	348,978	0	94,283	55,844	165,014	0	77,171	741,290
Vice President, General	2016	355,291	0	162,528	90,407	241,106	0	98,845	948,177
Manager U.S. & Canada(12)	2015	373,902	0	617,047	93,409	143,209	0	71,138	1,298,705
Carol Summersgill	2017	296,450	0	52,808	31,279	132,365	0	51,216	564,118
Vice President,
Human Resources(13)

(1)
As to Mr. Miñarro for 2015, represents base salary paid from January 1 through March 31, 2015, as well as other fixed components of pay that our Mexican subsidiary was required under Mexican law to pay Mr. Miñarro, totaling $111,372. These amounts were paid to Mr. Miñarro in Mexican pesos, and the amount included in this column was translated to U.S. currency using the interbank exchange rate in effect at the time of payment to Mr. Miñarro. The remaining $262,530 represents the base salary paid to Mr. Miñarro after he assumed his executive officer role on April 1, 2015.

(2)	As to Mr. Burmeister for 2017, represents a signing bonus. As to Ms. Smith, represents a retention award in connection with her appointment as Interim Chief Financial Officer.

(3)
Represents the grant date fair value, in accordance with FASB ASC Topic 718, with respect to RSUs granted in 2017, 2016 and 2015, respectively. As to Mr. Foley in 2016, also represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of awards of stock made to non-management directors on May 10, 2016. On that date, we awarded certain non-management directors stock having a grant date fair value of $80,007, or $17.58 per share. Although Mr. Foley ceased to be a non-management director when he was appointed CEO on January 12, 2016, this stock award was attributable to service as a non-management director during the 2015 fiscal year. As to all RSU awards in 2017, 2016 and 2015, the awards vest ratably over a four-year period from the date of grant or, in Mr. Burmeister's case, from the first day of employment. When Ms. Smith retired effective December 31, 2017, all unvested RSUs were forfeited. When Ms. Cerioli’s employment ended on March 31, 2017, vesting was accelerated with respect to all RSUs that otherwise would have vested by March 31, 2018, and all other unvested RSUs were forfeited. For more information, see Footnote 11, “Employee Stock Benefit Plans,” to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018. The actual values realized by the respective named executives depend on the number of RSUs that actually vest and the price of our common stock when the RSUs vest.

(4)
Represents the grant date fair value, in accordance with FASB ASC Topic 718, with respect to NQSOs granted in 2017, 2016 and 2015, respectively. The awards vest ratably over a four-year period from the date of grant or, in Mr. Burmeister's case, from the first day of employment. When Ms. Smith retired effective December 31, 2017, all unvested NQSOs were forfeited. When Ms. Cerioli’s employment ended on March 31, 2017, vesting was accelerated with respect to all NQSOs that otherwise would have vested by March 31, 2018, and all other unvested NQSOs were forfeited. For more information, see Footnote 11, “Employee Stock Benefit Plans,” to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018. The actual values received by the respective named executives depend on the number of NQSOs that actually vest, the number of shares with respect to which NQSOs are exercised and the price of our common stock on the date on which the NQSOs are exercised.

2018 Proxy Statement 43

Executive Compensation

(5)
Represents amounts earned by the named executives in 2017, 2016 and 2015 under our SMIP and under the performance cash component of our 2015 LTIP, 2014 LTIP and 2013 LTIP, respectively. The awards under our SMIP were paid in March of 2018, 2017 and 2016, respectively, and the awards under the performance cash component of our 2015 LTIP, 2014 LTIP and 2013 LTIP were paid in March of 2018, 2017 and 2016, respectively.

(6)
Represents the actuarial increase in pension value under our Salary Plan and our SERP. In 2015, the net pension value under our Salary Plan and our SERP declined for all named executives who were participants under those plans; as a result, for 2015 the amount of the actuarial increase is $0. We do not guarantee any particular rate of return on deferred compensation under our Executive Savings Plan (“ESP”) or our EDCP. The rate of return depends upon the performance of the fund in which the participant’s ESP or EDCP account is deemed invested. Accordingly, the amounts included in this column do not include above-market earnings on nonqualified deferred compensation. Ms. Kovach is the only named executive who is eligible to participate in the Salary Plan and SERP.

(7)
For 2017, includes: (i) annual company matching contributions to our 401(k) savings plan (a broad-based plan open to all U.S. salaried employees); (ii) for Ms. Cerioli, our expense associated with the compensation payable to her in connection with her termination of employment; and (iii) the following perquisites:

			Housing
		Tax	Allowance,				Annual
	EDCP	Prep /	Commuting				Executive
	Matching	Financial	or Relocation	Tax	Ground	Airline Club	Physical	Legal
	Contribution	Planning	Assistance	Gross-Up	Transport	Membership	Exam	Fees	Total
Named Executive	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)	($)	($)(f)	($)
W. Foley	29,700	14,334	51,477	5,908	1,307	495	1,528	0	104,749
J. Burmeister	0	7,378	0	0	22	0	3,246	0	10,646
R. Smith	0	14,400	0	0	0	0	0	0	14,400
A. Cerioli	0	0	0	0	0	0	0	0	0
S. Kovach	3,359	14,400	0	0	0	0	0	0	17,759
S. Miñarro	0	10,889	32,266	11,102	173	0	3,671	5,569	63,670
C. Summersgill	0	14,119	13,489	3,629	1,775	0	3,084	0	36,096

(a)	Annual company matching contributions to our EDCP

(b)	The cost we paid for tax return preparation and financial planning for the respective named executives

(c)
As to Mr. Foley, represents a $45,000 allowance for housing in the Toledo, Ohio, area since Mr. Foley’s primary home is in the Cleveland, Ohio metropolitan area and $6,477 in expenses related to commuting between Cleveland and Toledo. As to Mr. Miñarro and Ms. Summersgill, represents relocation expense.

(d)	As to Mr. Foley, represents tax gross-up on commuting expense. As to Mr. Miñarro and Mr. Summersgill, represents tax gross-up on relocation expense.

(e)
Includes our incremental cost for ground transportation for personal and business trips from the Toledo, Ohio, area to the Detroit / Wayne County Metropolitan Airport. For personal trips, includes the entire cost that we incurred for such transportation. For business trips, includes the amount in excess of the amount to which the respective named executives would have been entitled as reimbursement for mileage and parking under our travel policy applicable to all employees.

(f)	Represents legal expenses incurred by the Company on behalf of Mr. Miñarro in connection with immigration matters.

(8)	Mr. Foley assumed his role as CEO effective January 12, 2016.

(9)	Mr. Burmeister was hired on March 30, 2017.

(10)	Ms. Smith was appointed Interim Chief Financial Officer effective January 1, 2017. Ms. Smith retired on December 31, 2017.

(11)	Ms. Cerioli was hired on December 1, 2014. Her employment ended March 31, 2017.

(12)	Mr. Miñarro was named Vice President, General Manager, U.S. and Canada, on April 1, 2015. He previously served as Vice President, General Manager, Latin America.

(13)	Ms. Summersgill was named Vice President, Human Resources on September 1, 2016. She previously served as Vice President, Human Resources for the U.S. and Canada region.

44 Libbey Inc.

Executive Compensation

GRANTS OF PLAN-BASED AWARDS TABLE
During 2017, the Compensation Committee granted to our named executives RSUs and NQSOs under our 2016 Omnibus Plan and 2017 LTIP. RSU recipients are not entitled to dividends or voting rights with respect to the common shares underlying the RSUs unless and until they are earned or vested. We do not reprice NQSOs, nor have we repurchased underwater NQSOs. On February 5, 2018, the Compensation Committee approved the payment of cash awards under our 2017 SMIP and our 2015 LTIP.
This table and accompanying footnotes contain information as to each of these awards, including information as to applicable performance measures for our cash awards, and vesting schedules for RSUs and NQSOs.

Grants of Plan-Based Awards Table

							All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
				Estimated Possible Payouts under Non-Equity Incentive Plan Awards(2)

Named Executive	Plan Name	Award Date(1)	Grant Date(1)	Threshold	Target	Maximum
				($)	($)	($)	(#)(3)	(#)(4)	($/Sh)	($)(5)
W. Foley	2017 SMIP	3/24/17		206,250	825,000	1,650,000
	2017 LTIP (cash)	2/13/17		618,750	1,237,500	2,475,000
	2017 LTIP (RSU)	2/13/17	3/1/17				43,779			544,611
	2017 LTIP (NQSO)	2/13/17	3/1/17					88,550	13.60	322,592
J. Burmeister	2017 SMIP	3/24/17		42,481	169,922	339,844
	2017 LTIP (cash)	3/16/17		86,216	172,432	344,864
	2016 LTIP (cash)	3/16/17		21,966	87,865	175,730
	2015 LTIP (cash)	3/16/17		18,956	37,911	75,822
	2017 LTIP (RSU)	3/16/17	5/3/17				9,344			76,808
	2017 LTIP (NQSO)	3/16/17	5/3/17					21,186	9.38	47,057
R. Smith	2017 SMIP	3/24/17		27,639	110,556	221,112
	2017 LTIP (cash)	2/13/17		47,304	94,607	189,214
	2017 LTIP (RSU)	2/13/17	3/1/17				3,347			41,637
	2017 LTIP (NQSO)	2/13/17	3/1/17					6,769	13.60	24,660
A. Cerioli	2017 SMIP	3/24/17		66,991	267,962	535,924
	2017 LTIP (cash)	2/13/17		132,001	264,002	528,004
S. Kovach	2017 SMIP	3/24/17		43,872	175,487	350,974
	2017 LTIP (cash)	2/13/17		81,522	163,044	326,088
	2017 LTIP (RSU)	2/13/17	3/1/17				5,768			71,754
	2017 LTIP (NQSO)	2/13/17	3/1/17					11,666	13.60	42,500
S. Miñarro	2017 SMIP	3/24/17		53,294	213,175	426,350
	2017 LTIP (cash)	2/13/17		107,113	214,225	428,450
	2017 LTIP (RSU)	2/13/17	3/1/17				7,579			94,283
	2017 LTIP (NQSO)	2/13/17	3/1/17					15,329	13.60	55,844
C. Summersgill	2017 SMIP	3/24/17		38,344	153,375	306,750
	2017 LTIP (cash)	2/13/17		60,000	120,000	240,000
	2017 LTIP (RSU)	2/13/17	3/1/17				4,245			52,808
	2017 LTIP (NQSO)	2/13/17	3/1/17					8,586	13.60	31,279

(1)
For non-equity incentive plan awards, the Award Date and the Grant Date are the date on which the Compensation Committee approved the applicable incentive plan or, if later, the date on which the Committee approved the executive’s participation in, and target opportunity under, the applicable incentive plan. For All Other Stock Awards and All Other Option Awards, the Award Date is the date on which the Compensation Committee took action, and the Grant Date is the date on which we determined the number of NQSOs or RSUs awarded. The number of RSUs and NQSOs awarded to the named executives under our 2017 LTIP was determined by dividing the target dollar value of the applicable component of equity to be awarded by (a) in the case of RSUs, the average closing price of Libbey common stock over the 20 consecutive trading-day period ending on the grant date; or (b) in the case of NQSOs, the Black-Scholes value of the options, determined using the average closing price of Libbey common stock over the 20 consecutive trading-day period ending on the grant date and capping the volatility at 50%. We inform grant recipients of their awards after we determine the number of RSUs and/or NQSOs to be granted. For awards

2018 Proxy Statement 45

Executive Compensation

made in March 2017, we determined the number of RSUs and NQSOs to be granted on the first business day after we announced our results of operations for the 2016 fiscal year. For Mr. Burmeister's awards of RSUs and NQSOs, we determined the number on the first business day after we announced our results of operations for the first quarter of 2017, since his first day of employment occurred during a quiet period.

(2)	Represents the range, as estimated on the award date, of possible cash awards under (a) our 2017 SMIP and (b) the performance cash component of our 2017 LTIP.

(a)
Under our SMIP, each named executive is eligible for an annual incentive award in an amount up to 200% of the executive officer’s target award, which in turn is a percentage of the executive’s anticipated full-year base salary, as set forth in the following table:

Target Award as a Percentage of Anticipated Full-Year Base Salary
Named Executive	(%)
W. Foley	100
J. Burmeister	60
V. Smith	40
A. Cerioli	60
S. Kovach	50
S. Miñarro	60
C. Summersgill	50
Under the 2017 SMIP, each named executive except has an opportunity to earn a payout based 50% on company-wide adjusted cash earnings and 50% on strategic objectives. The amount disclosed under the "Threshold" column represents 25% of target performance and assumes achievement of a 50% payout with respect to the adjusted cash-earnings component and 0% with respect to the strategic objectives component. For additional information regarding the adjusted cash earnings and strategic objectives metrics, including the methods of measure, weighting of components, and payout scales, see "What pay did Libbey's executive's receive for 2017?" starting on page 28. Adjusted cash earnings is calculated as shown in Appendix A.

(b)
Under the performance cash component of our 2017 LTIP, each named executive is eligible for a cash award in an amount up to 200% of the named executive’s target award. Each named executive’s target award under the performance cash component is 50% of the named executive’s target award under all components of the relevant LTIP. The target awards are based on the named executives’ respective annualized base salaries as of January 1, 2017 (in the case of Mr. Burmeister, March 30, 2017). Each named executive’s target award under all components of the 2017 LTIP is set forth in the following table:

	2017 Target Long-Term Award as a Percentage of Annualized Base Salary	2017 LTIP Performance Cash Target as a Percentage of Annualized Base Salary
Named Executive	(%)	(%)
W. Foley	300	150
J. Burmeister	100	50
V. Smith	70	35
A. Cerioli	120	60
S. Kovach	95	48
S. Miñarro	120	60
C. Summersgill	80	40
The extent to which a payout is earned under the performance cash component of the 2017 LTIP is based on our ROIC for 2017 and our EBITDA for each of 2018 and 2019. ROIC and EBITDA are calculated as shown in Appendix A. The scale used to determine the payout score for each of the three one-year performance periods is reset for each performance period to correlate with targeted ROIC or EBITDA, as applicable, for that year. The amount of the final payout, if any, will be determined based on the average of the three discrete, single-year payout scores. The scale used to determine the payout score for the 2017 calendar year is:

Basis Points Above or Below	Payout Score
2017 Targeted ROIC	(%)
+150	200
0	100
-100	50
Less than -100	0

(3)	Represents grants of RSUs made under our 2017 LTIP. The grants vest 25% per year beginning on March 30, 2018 for Mr. Burmeister and February 17, 2018 for all other named executives.

(4)	Represents grants of NQSOs made under our 2017 LTIP. The grants vest 25% per year beginning on March 30, 2018 for Mr. Burmeister and February 17, 2018 for all other named executives.

(5)	Represents the respective grant date fair values, determined in accordance with FASB ASC Topic 718, of the RSUs and NQSOs.

46 Libbey Inc.

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Our named executives had the following types of equity awards outstanding at the end of the 2017 fiscal year:

•	NQSOs granted under our 2016 Omnibus Plan and predecessor plans; and

•	RSUs granted under our 2016 Omnibus Plan.
The following table shows, for each of the named executives, as of December 31, 2017 (a) the number, exercise price and expiration date of NQSOs that were vested but not yet exercised and of NQSOs that were not vested; and (b) the number and market value of RSUs that were not vested.
Ms. Cerioli had no outstanding equity awards as of December 31, 2017. Pursuant to the terms of the applicable award agreements, upon termination of Ms. Cerioli’s employment on March 31, 2017, vesting was accelerated as to all NQSOs and RSUs that otherwise would have vested within one year of her termination date. All other unvested NQSOs and RSUs were forfeited. Vested NQSOs expired on June 29, 2017. For additional information, see footnote (12) to the Potential Payments Upon Termination of Employment table on page 53.

2018 Proxy Statement 47

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Named Executive	Award Date(1)	Grant Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
W. Foley	1/11/16	2/25/16	31,650	94,948	17.13	2/25/26	44,891	337,580
	2/13/17	3/1/17	0	88,550	13.60	3/1/27	43,779	329,218
J. Burmeister	3/16/17	5/3/17	0	21,186	9.38	5/3/27	9,344	70,267
V. Smith(6)	2/7/11	2/10/11	2,500	0	17.00	3/31/18	0	0
	2/6/12	2/17/12	2,500	0	13.95	3/31/18	0	0
	2/11/13	2/22/13	3,216	0	19.02	2/22/23	0	0
	2/17/14	2/24/14	3,651	0	23.02	2/24/24	0	0
	2/16/15	3/2/15	1,242	0	38.06	3/31/18	0	0
	2/8/16	2/25/16	2,241	0	17.13	3/31/18	0	0
A. Cerioli(7)
S. Kovach	2/4/08	2/15/08	3,621	0	15.35	2/15/18
	2/7/11	2/10/11	3,625	0	17.00	2/10/21
	2/6/12	2/17/12	4,624	0	13.95	2/17/22
	2/11/13	2/22/13	6,902	0	19.02	2/22/23
	2/17/14	2/24/14	4,810	1,603	23.02	2/24/24	1,409	10,596
	2/16/15	3/2/15	2,343	2,342	38.06	3/2/25	1,734	13,040
	2/8/16	2/25/16	4,089	12,264	17.13	2/25/26	5,798	43,601
	2/13/17	3/1/17	0	11,666	13.60	3/1/27	5,768	43,375
S. Miñarro	2/4/08	2/15/08	3,200	0	15.35	2/15/18
	2/9/09	2/27/09	3,500	0	1.01	2/27/19
	2/8/10	2/11/10	6,000	0	10.13	2/11/20
	12/6/10	12/31/10	20,000	0	15.47	12/31/20
	2/7/11	2/10/11	7,000	0	17.00	2/10/21
	2/6/12	2/17/12	7,500	0	13.95	2/17/22
	7/5/12	8/1/12	3,597	0	13.96	8/1/22
	2/11/13	2/22/13	7,918	0	19.02	2/22/23
	2/17/14	2/24/14	4,937	1,645	23.02	2/24/24	1,446	10,874
	2/16/15	3/2/15	3,170	3,170	38.06	3/2/25	8,347	62,769
	2/8/16	2/25/16	5,372	16,114	17.13	2/25/26	7,618	57,287
	2/13/17	3/1/17	0	15,329	13.60	3/1/27	7,579	56,994
C. Summersgill	4/13/15	5/18/15					1,116	8,392
	12/11/15	12/11/15					1,250	9,400
	2/8/16	2/25/16					2,267	17,048
	8/18/16	9/1/16					1,125	8,460
	2/13/17	3/1/17	0	8,586	13.60	3/1/27	4,245	31,922

(1)
Except with respect to the award made to Ms. Summersgill in December 2015, the Award Date is the date on which the Compensation Committee took action, and the Grant Date is the date on which we determined the number of NQSOs or RSUs, as the case may be, awarded. With respect to the award made to Ms. Summersgill in December 2015, the Award Date is the date on which the award was authorized by the CEO pursuant to the authority delegated to the CEO by the Compensation Committee. For additional information regarding the CEO's authority to grant equity awards, see "What are Libbey's equity grant practices?"

(2)
See “Compensation Discussion and Analysis — How does Libbey determine the forms and amounts of executive pay? — Equity Grants Under Our LTIP” for information as to how we determine the number of NQSOs and RSUs awarded to our named executives. We inform grant recipients of their awards after we determine the number of NQSOs and/or RSUs to be granted. For awards made in February 2017, the grant date was the first business day after we announced our results of operations for the 2016 fiscal year. For awards made in March 2017, the grant date was the first business day after we announced our financial results for the first quarter of 2017.

48 Libbey Inc.

Executive Compensation

(3)
Represents NQSOs awarded under our Omnibus Plans. NQSOs granted before 2015 vest 25% on each of the first four anniversaries of the grant date. NQSOs granted to Mr. Burmeister in May 2017 vest 25% on each of the first four anniversaries of March 30, 2017, his first day of employment. All other NQSOs vest 25% per year for four years beginning on February 17th of the year after the grant.

(4)
Represents RSUs awarded under our Omnibus Plans. One share of our common stock underlies each RSU. RSUs granted in March 2015, February 2016, and March 2017 vest 25% per year for four years beginning on February 17th of the year after the grant. RSUs granted in May 2017 vest 25% per year for four years beginning on March 30, 2018. All other RSUs vest 25% on each of the first four anniversaries of the grant date.

(5)
Represents the market value, as of December 31, 2017, of unvested RSUs. We have estimated the market value by multiplying the number of shares of common stock underlying the RSUs by $7.52, the closing price of our common stock on December 29, 2017, the last trading day of 2017.

(6)	Pursuant to the terms of the applicable NQSO and RSU award agreements, upon Ms. Smith’s retirement on December 31, 2017, all unvested NQSOs and RSUs were forfeited.

(7)
Ms. Cerioli had no outstanding equity awards as of December 31, 2017. When Ms. Cerioli’s employment ended on March 31, 2017, vesting was accelerated as to all NQSOs and RSUs that otherwise would have vested within one year of her termination date. All other unvested NQSOs and RSUs were forfeited. Vested NQSOs expired unexercised on June 29, 2017.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2017 TABLE
The following table sets forth information concerning the exercise of stock options by the named executives in 2017 and the value of RSUs that vested in 2017.

Option Exercises and Stock Vested in Fiscal 2017

	Option Awards		Stock Awards
Named Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting ($)(2)	Value Realized on Vesting ($)(3)
W. Foley	0	0	14,964	265,910
J. Burmeister	0	0	0	0
R. Smith	0	0	2,270	31,548
A. Cerioli	0	0	10,474	165,088
S. Kovach	0	0	5,721	98,735
S. Miñarro	0	0	9,893	172,701
C. Summersgill	0	0	2,314	24,799

(1)	Our named executive officers did not exercise any options during 2017.

(2)	Represents the number of RSUs that vested during 2017.

(3)	Represents the value of RSUs that vested during 2017. The value was determined by multiplying the number of shares by the closing price of our common stock on the applicable vesting dates:

Vesting Date	Closing Price ($)
February 17, 2017	17.77
February 22, 2017	17.25
February 24, 2017	16.25
March 31, 2017	14.58
May 18, 2017	8.08
September 1, 2017	8.20
December 11, 2017	6.05

2018 Proxy Statement 49

Executive Compensation

PENSION BENEFITS IN FISCAL 2017 TABLE
Executives hired before January 1, 2006, are eligible for benefits under our Salary Plan and our SERP. Of our named executives, only Ms. Kovach is eligible for benefits under the Salary Plan and SERP. None of our other named executives is eligible for a pension benefit under our Salary Plan or SERP because each joined Libbey after December 31, 2005.
The Salary Plan is a qualified plan, and the SERP is an excess, non-qualified plan designed to provide substantially identical retirement benefits as the Salary Plan to the extent that the Salary Plan cannot provide those benefits due to limitations in the Internal Revenue Code. Benefits under the Salary Plan and SERP are determined by annual contribution credits equal to a percentage of annual earnings plus interest. Ms. Kovach is eligible for a pension benefit under the Salary Plan and SERP under the cash balance formula, which is based upon the value of a notional account that had an opening balance determined in accordance with the final average pay formula described below as of January 1, 1998. Under the cash balance formula, the account balance is increased each year with a contribution amount based on the sum of age and years of service with Libbey and with interest based upon the 30-year Treasury rate.
The final average pay formula is:

[(A) × (B) × (C)] + [(D) × (E) × (C)] + [(F) + (A) + (G)]
Where:

(A)	Monthly final average earnings for the three highest consecutive calendar years before 2008

(B)	1.212%

(C)	Years of credited service up to 35 years

(D)	Monthly final average earnings above Social Security Wage base at retirement

(E)	0.176%

(F)	0.5%

(G)	Years of credited service over 35 years
Only base salary and amounts earned under the SMIP are included in calculating final average earnings.
The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retired before age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit.
The following table sets forth information concerning the benefits provided to Ms. Kovach under the Salary Plan and the SERP as of December 31, 2017, the date that we use for pension plan measurement for financial statement reporting purposes.

Pension Benefits in Fiscal 2017 Table

Named Executive	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
S. Kovach	Salary Plan	14.08	176,411	0
	SERP	14.08	135,132	0

(1)	Represents actual years of service to Libbey. The plans were frozen at the end of 2012, after which additional pension service is not credited.

(2)
Amounts were determined based on the assumptions outlined in our audited financial statements for the year ended December 31, 2017, except that Ms. Kovach is assumed to receive benefits under the cash balance design at her normal retirement age of 65.

50 Libbey Inc.

Executive Compensation

NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table sets forth information with respect to our EDCP. The EDCP was the only nonqualified deferred compensation plan under which employees could defer pay earned in 2017:

Nonqualified Deferred Compensation in Fiscal 2017 Table

	Executive Contributions in Last FY		Registrant Contributions in Last FY		Aggregate Earnings in Last FY		Aggregate Withdrawals / Distributions in Last FY		Aggregate Balance at Last FYE(3)
Named Executive	($)	RSUs	($)(1)	RSUs	($)(2)	RSUs	($)	RSUs	($)	RSUs
W. Foley	29,700	0	29,700	0	353	0	0	0	121,635	0
J. Burmeister	0	0	0	0	0	0	0	0	0	0
R. Smith	0	0	0	0	0	0	0	0	0	0
A. Cerioli	15,000	0	0	0	3,619	0	(98,049)	0	0	0
S. Kovach	3,359	0	3,359	0	(2,716)	903	0	0	73,923	17,434
S. Miñarro	0	0	0	0	0	0	0	0	0	0
C. Summersgill	16,355	0	0	0	11,538	0	0	0	80,701	0

(1)	The following amounts are included in the column headed “All Other Compensation” in the Summary Compensation Table above: Mr. Foley - $29,700; Ms. Kovach - $3,359.

(2)	Not included in the Summary Compensation Table because earnings are not at an above-market rate.

(3)
Of the total amounts in this column, the following amounts are reported as “Salary” or “Stock Awards” in the Summary Compensation Table in this proxy statement for the 2017, 2016 and/or 2015 fiscal years:

Named Executive	Salary ($)	Stock Awards ($)
W. Foley	60,638	0
J. Burmeister	0	0
R. Smith	0	0
A. Cerioli	83,800	0
S. Kovach	11,015	0
S. Miñarro	0	0
C. Summersgill	16,355	0
Under the EDCP, our named executives and other members of senior management may defer base pay, cash incentive and bonus compensation and RSUs into an account that is deemed invested in one of 13 measurement funds, including a Libbey common stock measurement fund. RSUs in all events are deemed invested in the Libbey common stock measurement fund. We selected these funds to provide measurement options similar to the investment options provided under our 401(k) plan. Participants make deferral elections with respect to cash pay and RSUs before the year in which they are earned or they vest.
Participants can defer (a) up to 60% of the amount by which base salary exceeds required payroll obligations and 401(k) plan contributions; (b) up to 60% of the amount by which cash incentive or bonus compensation exceeds required payroll obligations; and (c) up to 100% of RSUs that are earned or vest during the year to which the deferral relates. We provide matching contributions on excess contributions of base salary in the same manner as we provide matching contributions under our 401(k) plan. The matching contributions are deemed invested in accordance with the participant’s election as to his or her own contributions.
The balance credited to a participant’s account, including the matching contributions that we make, is 100% vested at all times. However, the EDCP is not funded and, as a result, EDCP account balances are subject to the claims of our creditors.
We must pay the account balance in a lump sum made on, or in installments that begin on, the distribution date elected by the participant. However, if a participant dies before his or her account balance is distributed in full, we must distribute the account balance in a lump sum to the participant’s beneficiaries no later than 60 days after the participant’s death. If a participant ceases to be a Libbey employee before his or her 62nd birthday, we must pay the participant his or her account balance in a lump sum within 60 days after the date of his or her separation from service, unless the participant is a “specified employee” for purposes of Internal Revenue Code Section 409A. In that event, we must pay the participant his or her account balance on the first day of the seventh month after his or her separation from service. If a participant ceases to be a Libbey employee on or after his or her 62nd birthday, we must distribute the account balance either in a lump sum or in installments, as elected by the participant, on or beginning on the distribution date elected by the participant. In that event, the distribution date cannot be later than the January 1st immediately following the

2018 Proxy Statement 51

Executive Compensation

participant’s 75th birthday. If, however, the executive is a “specified employee” for purposes of Internal Revenue Code Section 409A, we cannot distribute the account balance, or begin distributing the account balance, to the participant before the first day of the seventh month after the participant’s separation from service. Finally, if a change in control, as defined in the EDCP, occurs, a participant’s entire account balance will be distributed to him or her within 30 days after the change in control.
EDCP hardship distributions are permitted, but there are no loan provisions. All EDCP distributions are fully taxable. Rollovers to defer taxes are not permitted.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As discussed under “Compensation Discussion and Analysis — Potential Payments upon Termination or Change in Control,” we have a letter agreement with Mr. Foley and, for all non-CEO named executives, an Executive Severance Compensation Policy and change in control agreements pursuant to which they may be entitled to severance payments and/or other benefits upon termination of their employment, including in connection with a change in control of Libbey.
The terms of our RSU and NQSO award agreements provide for acceleration of unvested awards in the event of termination of employment under certain circumstances. Additionally, the terms of award agreements relating to the performance cash components of our 2015 LTIP (for the 2015-2017 performance cycle), 2016 LTIP (for the 2016-2018 performance cycle) and 2017 LTIP (for the 2017-2019 performance cycle) provide for payouts in the event of termination of employment under certain circumstances.
Ms. Cerioli’s employment ended effective March 31, 2017. Her termination was without Cause under the Executive Severance Compensation Policy, and she received severance benefits and payments pursuant to the terms of the Executive Severance Compensation Policy and the agreements pursuant to which awards of RSUs, NQSOs and performance cash awards were made. The amounts of these severance benefits and payments are set forth under “Involuntary termination without Cause - no change in control triggering event.”
Ms. Smith retired effective December 31, 2017. She received no severance benefits or payments in connection with her retirement.
For each of Ms. Cerioli and Ms. Smith, the amounts reflected in the table on the following page are the amounts actually payable to each of them in connection with their respective terminations of employment.
With respect to all other named executives, the table provides information with respect to the amounts payable to each of them based upon the following significant assumptions:

•	We have assumed that the executive’s employment terminated on December 31, 2017, under the various scenarios described in the table.

•
For purposes of illustrating the amounts payable on or in connection with a change in control, we have assumed that a change in control occurred on December 31, 2017, and that the named executive’s employment terminated concurrently with the change in control.

Ms. Kovach is the only named executive eligible for benefits under our Salary Plan and SERP. As of December 31, 2017, Ms. Kovach was at least age 55 and had at least five years of service with Libbey. As a result, Ms. Kovach would have been eligible to receive a retirement benefit under our Salary Plan and SERP if she had retired on or before December 31, 2017. If any of our non-CEO named executives had retired on or before December 31, 2017, all unvested equity awards would have been forfeited.

52 Libbey Inc.

Executive Compensation

Potential Payments Upon Termination of Employment(1)

Named Executive	Cash Severance ($)	Annual Incentive for Year of Termination ($)	LTIP Cash ($)(2)	Acceleration of Unvested Equity Awards ($)(3)	Misc. Benefits ($)	Total ($)
William A. Foley
Death or permanent disability(4)	0	577,500	1,725,900	666,798	0	2,970,198
Voluntary termination(5)	0	577,500	754,821	337,580	0	1,669,901
Involuntary termination without Cause - no change in	0	577,500	754,821	419,887	0	1,752,208
control(6)
Involuntary termination without Cause in connection	0	577,500	1,483,845	666,798	0	2,728,143
with a change in control(7)
Involuntary termination for Cause	0	0	0	0	0	0
James C. Burmeister
Death or permanent disability(4)	0	138,391	153,965	70,267	0	362,623
Quit for Good Reason-no change in control(8)	0	0	76,832	0	0	76,832
Involuntary termination without Cause - no change	285,000	138,391	76,832	17,567	80,799	598,589
in control(9)
Quit for Good Reason or involuntary termination	1,140,000	138,391	169,566	70,267	80,835	1,599,059
without Cause – change in control(10)
Involuntary termination for Cause	0	0	0	0	0	0
Veronica L. Smith
Retirement(11)	0	0	0	0	0	0
Annunciata Cerioli
Involuntary termination without Cause - no change in	704,006	0	0	96,141	93,219	893,366
control(12)
Susan A. Kovach
Death or permanent disability(4)	0	118,716	263,753	110,612	0	493,081
Retirement(13)	0	118,716	0	0	311,543	430,259
Quit for Good Reason - no change in control(8)	0	0	105,874	0	0	105,874
Involuntary termination without Cause - no change in	503,805	118,716	105,874	42,496	88,278	859,169
control(14)
Quit for Good Reason or involuntary termination	1,007,610	118,716	201,473	110,612	83,214	1,521,625
without Cause - change in control(10)
Involuntary termination for Cause	0	0	0	0	0	0
Salvador Miñarro Villalobos
Death or permanent disability(4)	0	131,914	351,440	187,925	0	671,279
Quit for Good Reason — no change in control(8)	0	0	140,073	0	0	140,073
Involuntary termination without Cause — no change	550,843	131,914	140,073	75,614	93,219	991,663
in control(14)
Quit for Good Reason or involuntary termination	1,101,686	131,914	265,681	187,925	91,887	1,779,093
without Cause - change in control(10)
Involuntary termination for Cause	0	0	0	0	0	0
Carol Summersgill
Death or permanent disability(4)	0	125,991	72,356	75,223	0	273,570
Quit for Good Reason – no change in control(8)	0	0	33,041	0	0	33,041
Involuntary termination without Cause — no change	440,325	125,991	33,041	23,071	85,397	1,498,476
in control(14)
Quit for Good Reason or involuntary termination	880,650	125,991	86,774	75,223	72,544
without Cause – change in control(10)
Involuntary termination for Cause	0	0	0	0	0	0

2018 Proxy Statement 53

Executive Compensation

(1)
Represents potential payments pursuant to equity award agreements, performance cash award agreements and (a) in the case of the named executives other than Mr. Foley or Mr. Burmeister, our Executive Severance Compensation Policy or their respective change in control agreements, as applicable, (b) in the case of Mr. Foley, his Letter Agreement, and (c) in the case of Mr. Burmeister, his employment offer letter or his change in control agreement, as applicable. Only Ms. Kovach was eligible for retirement benefits as of December 31, 2017.

(2)
As to those triggering events for which we estimated future payouts under the performance cash component of our 2016 LTIP and 2017 LTIP, we estimated the payout under the performance cash component of our 2016 LTIP assuming achievement at 53% of target performance, and we estimated the payout under the performance cash component of our 2017 LTIP assuming achievement of 67% of target performance. The amounts actually earned under the performance cash component of our 2016 LTIP and 2017 LTIP would be paid between January 1 and March 15 of the calendar year following the conclusion of the applicable performance cycle.

(3)
For those triggering events that result in acceleration of unvested equity awards: (a) except as to RSUs granted to Ms. Cerioli, we have estimated the value of common stock underlying RSUs by multiplying the applicable number of RSUs by $7.52, the closing price of our common stock on December 31, 2017; and (b) except as to RSUs granted to Ms. Cerioli, we have determined the in-the-money/intrinsic value of the applicable NQSOs by deducting the respective exercise prices for the NQSOs from $7.52 and multiplying the result (if greater than zero) by the applicable number of NQSOs. As to Ms. Cerioli, the values for the RSUs and NQSOs were calculated based on the closing price of our common stock on March 31, 2017, which was $14.58.

(4)	Represents the sum of:

(a)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(b)
under “LTIP Cash,” a target award (unprorated because the performance cycle was complete as of December 31, 2017) under the performance cash component of our 2015 LTIP and prorated target awards under the performance cash component of our 2016 LTIP and our 2017 LTIP; and

(c)
under “Acceleration of Unvested Equity Awards,” the sum of (i) the estimated value, as of December 31, 2017, of common stock underlying all RSUs that were not vested as of December 31, 2017, and (ii) the in-the-money/intrinsic value, as of December 31, 2017, of all NQSOs that were not vested as of December 31, 2017.

(5)	Represents the sum of:

(a)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(b)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and an estimate of the prorated amount that actually would be earned under the performance cash component of each of our 2016 LTIP and 2017 LTIP [estimated as described in footnote (2) above]; and

(c)
under "Acceleration of Unvested Equity Awards," the sum of: (i) the estimated value, as of December 31, 2017, of common stock underlying RSUs granted in 2016 that were not vested as of December 31, 2017; and (ii) the in-the-money/intrinsic value, as of December 31, 2017, of NQSOs granted in 2016 that were not vested as of December 31, 2017.

(6)	Represents the sum of:

(a)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(b)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and an estimate of the prorated amount that actually would be earned under the performance cash component of each of our 2016 LTIP and 2017 LTIP [estimated as described in footnote (2) above]; and

(c)
under "Acceleration of Unvested Equity Awards," the sum of: (i) the estimated value, as of December 31, 2017, of common stock underlying RSUs granted in 2017 that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018,; (ii) the in-the-money/ intrinsic value, as of December 31, 2017, of NQSOs granted in 2017 that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018; (iii) the estimated value, as of December 31, 2017, of common stock underlying RSUs granted in 2016 that were not vested as of December 31, 2017; and (iv) the in-the-money/intrinsic value, as of December 31, 2017, of NQSOs granted in 2016 that were not vested as of December 31, 2017.

(7)	Represents the sum of:

(1)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP; and

(2)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and an estimate of the unprorated amount that actually would be earned under the performance cash component of each of our 2016 LTIP and 2017 LTIP [estimated as described in footnote (2) above]; and

(3)
under “Acceleration of Unvested Equity Awards,” the sum of (i) the estimated value, as of December 31, 2017, of common stock underlying all RSUs that were not vested as of December 31, 2017, and (ii) the in-the-money/intrinsic value, as of December 31, 2017, of all NQSOs that were not vested as of December 31, 2017.

(8)
Under “LTIP Cash,” represents prorated actual awards under the performance cash component of our 2015 LTIP, 2016 LTIP and 2017 LTIP [estimated as described in footnote (2) above]. We have prorated the amounts through the assumed date of termination.

(9)	Represents the sum of:

(a)
under “Cash Severance,” the sum of 6 months' base salary and 50% of Mr. Burmeister's target award under our 2017 SMIP, at the annual base salary and target incentive opportunity in effect on the date of termination;

(b)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(c)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and prorated actual awards under the performance cash component of each of our 2016 LTIP and our 2017 LTIP [estimated as described in footnote (2) above];

(d)
under "Acceleration of Unvested Equity Awards," the sum of: (i) the estimated value, as of December 31, 2017, of common stock underlying RSUs that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018,; (ii) the in-the-money/intrinsic

54 Libbey Inc.

Executive Compensation

value, as of December 31, 2017, of NQSOs that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018; and

(e)
under “Misc. Benefits,” the sum of (i) the estimated cost (net of contributions by the named executive at the active employee rate) of continued medical, dental, and prescription drug coverage for six months following termination; and (iii) and executive outplacement services for a period of one year from termination at the rate of $75,000 per year.

(10)	Represents the sum of:

(a)
under “Cash Severance,” the sum of two times the named executive’s annual base salary and two times the named executive’s target award under our 2017 SMIP, at the annual base salary and target incentive opportunity in effect on the date of termination;

(b)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(c)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and an estimate (without proration) of the amount the named executive would earn under the performance cash component of each of our 2016 LTIP and our 2017 LTIP [estimated as described in footnote (2) above];

(d)
under “Acceleration of Unvested Equity Awards,” the estimated value, as of December 31, 2017, of common stock underlying RSUs not yet vested as of that date and the in-the-money/intrinsic value, as of December 31, 2017, of NQSOs not yet vested as of that date; and

(e)
under “Misc. Benefits,” the sum of (i) the maximum cost (15% of base salary) to be incurred by Libbey to provide executive level outplacement services for two years after termination; (ii) the estimated cost (net of contributions by the named executive at the active employee rate) of continued medical, dental, prescription drug and life insurance coverage for 18 months following termination; and (iii) and the maximum cost ($10,000) to provide financial planning services to the named executive.

(11)	Ms. Smith did not receive any severance payments in connection with her retirement.

(12)	Represents the sum of:

(a)
under “Cash Severance,” salary continuation for 12 months and a lump sum payment equal to Ms. Ceriloi's target award under our 2017 SMIP, at the annual base salary and target incentive opportunity in effect on the date of termination;

(b)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(c)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and prorated actual awards under the performance cash component of our 2016 LTIP [estimated as described in footnote (2) above];

(d)
under "Acceleration of Unvested Equity Awards," the sum of: (i) the estimated value, as of March 31, 2017, of common stock underlying RSUs that were not vested as of March 31, 2017, but were scheduled to vest by March 31, 2018,; (ii) the in-the-money/intrinsic value, as of March 31, 2017, of NQSOs that were not vested as of March 31, 2017, but were scheduled to vest by March 31, 2018; and

(e)
under “Misc. Benefits,” the sum of (i) the estimated cost (net of contributions by the named executive at the active employee rate) of continued medical, dental, and prescription drug coverage for 12 months following termination; and (iii) and executive outplacement services for a period of one year from termination at the rate of $75,000 per year.

(13)	Represents the sum of:

(a)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP; and

(b)	under “Misc. Benefits,” the present value of Ms. Kovach’s accumulated benefit under our Salary Plan and SERP at December 31, 2017.
In addition, if the Compensation Committee were to exercise discretion to accelerate unvested RSUs and NQSOs that were scheduled to vest by December 31, 2018, we estimate that the value, as of December 31, 2017, of the accelerated RSUs would be $111,331, and that the in-the-money/intrinsic value, as of December 31, 2017, of the accelerated NQSOs would be $10,286. We estimated these values in the manner described in footnote (3) above.
(14) Represents the sum of:

(a)
under “Cash Severance,” the sum of 12 months' base salary and the named executive's target award under our 2017 SMIP, at the annual base salary and target incentive opportunity in effect on the date of termination;

(b)	under “Annual Incentive for Year of Termination,” the amount actually earned under our 2017 SMIP;

(c)
under “LTIP Cash,” the sum of the amount actually earned under the performance cash component of our 2015 LTIP and prorated actual awards under the performance cash component of each of our 2016 LTIP and our 2017 LTIP [estimated as described in footnote (2) above];

(d)
under "Acceleration of Unvested Equity Awards," the sum of: (i) the estimated value, as of December 31, 2017, of common stock underlying RSUs that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018,; (ii) the in-the-money/ intrinsic value, as of December 31, 2017, of NQSOs that were not vested as of December 31, 2017, but were scheduled to vest by December 31, 2018; and

(e)
under “Misc. Benefits,” the sum of (i) the estimated cost (net of contributions by the named executive at the active employee rate) of continued medical, dental, and prescription drug coverage for 12 months following termination; and (iii) and executive outplacement services for a period of one year from termination at the rate of $75,000 per year.

2018 Proxy Statement 55

Executive Compensation

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Foley, our Chairman and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2017:

•	The median of the annual total compensation of all employees of our company worldwide (other than our CEO), was $14,106; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $2,465,372.

Based on this information for 2017, the ratio of the annual total compensation of Mr. Foley, our CEO, to the median of the annual total compensation of all employees was:	175: 1
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected October 1, 2017, as the date upon which we would identify the “median employee.”

•
We determined that, as of October 1, 2017, our employee population consisted of approximately 6,147 individuals. However, we chose to exclude the approximately six employees employed in Canada, two employees employed in Australia, and one employee employed in Singapore from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our non-U.S. workforce (approximately nine individuals) from the identification of the median employee, as permitted by SEC rules. After taking these exclusions into consideration, our employee population consisted of approximately 6,138 individuals.

•
Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees, we selected “regular wages” as the most appropriate measure of compensation. “Regular wages” includes base wages, overtime, paid days off, shift differential, production schedule premium, production bonuses and non-US pay types such as Christmas bonus, anniversary bonus, and perfect attendance bonus. Given our multiple payroll systems, we gathered the requisite information applying this compensation measure with respect to our employees using the 12-month period ending December 31, 2017.

•	We did not make any cost-of-living adjustments in identifying the “median employee.”

•
Using this methodology, we determined that the “median employee” was a full-time, hourly employee located in Mexico, with regular wages of $11,061 for the 12-month period ending December 31, 2017. For purposes of translating to U.S. dollars the compensation elements paid in Mexican pesos, we used a year-end average rate comprised of the average month-end rate for the 12 calendar months.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of the employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $14,106. The difference between the employee’s regular wages and annual total compensation represents the estimated value of the employee’s other statutory benefits, ancillary benefits customary in Mexico, and pension benefits ($3,045).

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

The Securities and Exchange Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

56 Libbey Inc.

AUDIT-RELATED MATTERS

PROPOSAL NO. 3
RATIFICATION OF AUDITORS
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for our 2018 fiscal year. Although ratification by the shareholders is not required by law, the Board of Directors believes that you should be given the opportunity to express your views on the subject. Unless otherwise directed, proxies will be voted for ratification.

The Board of Directors recommends a vote FOR this proposal.

WHAT FEES DID LIBBEY PAY TO ITS AUDITORS FOR FISCAL 2017 AND 2016?
For the years ended December 31, 2017, and December 31, 2016, Deloitte & Touche LLP served as the Company’s external auditors. Fees for services rendered by Deloitte & Touche LLP for the years ended December 31, 2017, and December 31, 2016, are as follows:

Nature of Fees	2017 Fees ($)	2016 Fees ($)
Audit Fees(1)	1,078,000	1,116,444
Audit-Related Fees(2)	125,500	112,840
Tax Fees	0	0
All Other Fees	0	0
Total	1,203,500	1,229,284

(1)
Audit Fees include fees associated with the annual audit of our internal controls, the annual audit of financial statements, the reviews of our quarterly reports on Form 10-Q and annual report on Form 10-K and statutory audit procedures.

(2)	Audit-related fees include fees for audits of our employee benefit plans.
WHAT ARE LIBBEY'S PRE-APPROVAL POLICIES AND PROCEDURES?
All audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. The Audit Committee’s policy regarding auditor independence requires pre-approval by the Audit Committee of audit, audit-related and tax services on an annual basis. The policy requires that engagements that the auditors or management anticipates will exceed pre-established thresholds must be separately approved. The policy also provides that the Committee will authorize one of its members to pre-approve certain services. The Committee appointed Ginger Jones, Chair of the Committee, to pre-approve these services.
For our 2017 fiscal year, Deloitte & Touche LLP served as the Company’s independent registered public accounting firm. The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for our 2018 fiscal year.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives will be available to respond to appropriate questions.

2018 Proxy Statement 57

Audit-Related Matters

Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Libbey under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Libbey specifically incorporates this Report by reference therein.
The Audit Committee oversees the integrity of our financial statements on behalf of the Board of Directors; the adequacy of our systems of internal controls; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; and the performance of our independent auditors and of our internal audit function.
In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility for, among other things:

•	confirming the independence of our independent auditors;

•	appointing, compensating and retaining our independent auditors;

•	reviewing the scope of the audit services to be provided by our independent auditors, including the adequacy of staffing and compensation;

•	approving non-audit services;

•	overseeing management’s relationship with our independent auditors;

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls;

•	reviewing our internal audit program; and

•	together with the Board and its other standing committees, overseeing our enterprise risk management program.
The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly financial statements before their issuance. The Audit Committee’s discussions with management and the independent auditors include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
With respect to the audited financial statements for the year ended December 31, 2017, the Audit Committee met both with management and with the independent auditors who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee also met with each of the independent auditors and the internal auditors without management being present. The Audit Committee discussed with the independent auditors and management the results of the independent auditors’ examinations; their judgments as to the quality, not just the acceptability, of our accounting principles; the adequacy and effectiveness of our accounting and financial internal controls; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and such other matters as are required to be communicated to the Audit Committee under Statement on Auditing Standards Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors their independence.
Taking all of these reviews and discussions into account, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Ginger M. Jones, Chair
Eileen A. Mallesch
Deborah G. Miller
John C. Orr

58 Libbey Inc.

STOCK OWNERSHIP INFORMATION
WHO ARE THE LARGEST OWNERS OF LIBBEY STOCK?
The following table shows information with respect to the persons we know to be beneficial owners of more than 5% of our common stock as of December 31, 2017, based solely on filings made by such beneficial owners with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Frontier Capital Management Co., LLC.(1) 99 Summer Street Boston, MA 02110	1,850,495	8.4%
Dimensional Fund Advisors LP(2) Building One 6300 Bee Cave Road Austin, TX 78746	1,545,708	7.0%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	1,260,279	5.7%

(1)
Amendment No. 1 to Schedule 13G filed with the SEC on behalf of Frontier Capital Management Co., LLC. (“Frontier”), an investment adviser, indicates that, as of December 31, 2017, Frontier was the beneficial owner of 1,850,495 common shares, with sole dispositive power as to all of such shares, shared dispositive power as to none of such shares, sole voting power as to 746,156 common shares, and shared voting power with respect to no common shares.

(2)
Amendment No. 3 to Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP (“Dimensional”), an investment adviser, indicates that, as of December 31, 2017, Dimensional was the beneficial owner of 1,545,708 common shares, with sole dispositive power as to all of such shares, shared dispositive power as to none of such shares, sole voting power with respect to 1,469,337 common shares, and shared voting power with respect to no common shares.

(3)
Amendment No. 1 to Schedule 13G filed with the SEC on behalf of BlackRock, Inc. (“BlackRock”), a parent holding company, indicates that, as of December 31, 2017, BlackRock was the beneficial owner of 1,260,279 common shares, with sole dispositive power as to all of such shares, shared dispositive power as to none of such shares, sole voting power with respect to 1,229,645 common shares, and shared voting power with respect to no common shares.

2018 Proxy Statement 59

Stock Ownership Information

HOW MUCH LIBBEY STOCK DO OUR DIRECTORS AND OFFICERS OWN?
STOCK OWNERSHIP/RETENTION GUIDELINES
Non-Management Director Stock Ownership and Retention Guidelines
In July 2017, we adopted new stock ownership and retention guidelines for our non-management directors. These new guidelines replaced the stock retention guidelines that had been in place since 2015. The new guidelines were adopted based on review of a benchmarking study conducted by management at the request of the Nominating and Governance Committee. The Nominating and Governance Committee adopted the new guidelines in order to align with majority practice at companies with revenues between $500 million and $1 billion.
Under the new guidelines:

•
Each non-management director who joins the Board on or before August 1, 2017, must acquire, within five years from the date he or she was first elected to the Board, the number of shares of Libbey common stock determined by dividing $237,500 by the average closing price of Libbey common stock over the one-year period ending July 25, 2017.

•
Each non-management director who joined the Board after August 1, 2017, must acquire, within five years from the date on which he or she is first elected to the Board, the number of shares of Libbey common stock equal in value to at least five times the annual cash retainer for non-management directors in effect on the date the director is first elected to the Board. For purposes of determining the number of shares of Libbey common stock to be acquired, the cash equivalent value will be divided by the average closing price of Libbey common stock over the one-year period ending on the date of the director's election to the Board.

•
Until the director acquires the guideline number of shares, he or she must hold 100% of the net after-tax shares of Libbey common stock issued to him or her on the date of each annual shareholders meeting and all other Libbey shares that he or she owns or otherwise acquires.

•
Once the director has achieved the guideline number of shares, he or she may dispose of Libbey common stock subject, provided that: (a) until retirement, the director must continuously hold at least the guideline number of shares; and (2) shares of Libbey common stock purchased by the director and net after-tax shares issued to the director on the date of each annual shareholders meeting must be held by the director for at least one year from the date on which the director acquired them.

As of March 19, 2018, all of our existing non-management directors are in compliance with the Director Retention Guidelines.
Executive Stock Ownership/Retention Guidelines
In October 2007, we established guidelines pursuant to which our executive officers also are required to achieve ownership of meaningful amounts of equity in Libbey. We refer to the guidelines, as originally established, as the Original Guidelines.
Under the Original Guidelines, each executive officer was required to own a specified number of shares of Libbey common stock equal to a multiple of his or her base salary in effect on January 1, 2008, or, if later, the date on which the executive officer became subject to the guidelines. Ms. Kovach is the only executive officer who remained subject to the Original Guidelines as of December 31, 2017. As of December 31, 2017, she was in compliance with the Original Guidelines.
In late 2012, we transitioned our executive stock ownership guidelines to stock retention guidelines to provide greater parity between long-time executive officers and our newer executive officers and to further align our executives’ interests with those of shareholders. We refer to the new stock retention guidelines as the Executive Retention Guidelines.
Under the Executive Retention Guidelines, each executive is generally required to retain, until his or her separation from service:

•	50% of the net after-tax shares underlying each grant of RSUs made after January 1, 2013, that subsequently vests; and

•	50% of the net after-tax shares underlying NQSOs granted after January 1, 2013, that the executive subsequently exercises.
Ms. Kovach was exempt from the Executive Retention Guidelines until January 1, 2018. Until then, she could sell or otherwise dispose of our stock, but only to the extent of any shares in excess of her ownership guideline under the Original Guidelines.
Executives nearing retirement are released from our guidelines on the date the Board is notified of the planned retirement, or one year before the contemplated retirement date, whichever is later.
As of December 31, 2017, all applicable named executives were in compliance with the Executive Retention Guidelines.

60 Libbey Inc.

Stock Ownership Information

BENEFICIAL OWNERSHIP TABLE
The following table shows, as of March 19, 2018, the number of shares of our common stock and percentage of all issued and outstanding shares of our common stock that are beneficially owned by our directors, the named executives and our directors and executive officers as a group. With respect to those named executives who were no longer employed by the Company as of March 19, 2018, the information included in this table is accurate to the best of our knowledge. Our address, as set forth on the Notice of Annual Meeting of Shareholders, is the address of each director and named executive set forth below. The shares owned by the named executives set forth below include the shares held in their accounts in our 401(k) plan. An asterisk indicates ownership of less than one percent of the outstanding stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
James C. Burmeister(1)(2)(4)	10,297	*
Annunciata (Nucci) Cerioli(1)(2)	10,797	*
Carlos V. Duno(3)	49,305	*
William A. Foley(1)(2)(3)	166,220	*
Ginger M. Jones(3)	17,397	*
Susan A. Kovach(1)(2)	74,985	*
Eileen A. Mallesch(3)	10,472	*
Deborah G. Miller(3)	35,344	*
Salvador Miñarro Villalobos(1)(2)	114,645	*
Carol B. Moerdyk(3)	45,484	*
Steve Nave(3)	0	*
John C. Orr(3)	34,940	*
Veronica (Ronni) L. Smith(1)(2)(4)	17,550	*
Carol Summersgill(1)(2)(4)	3,079	*
Directors and Executive Officers as a Group(1)(2)(3)(4)	590,515	2.68%

(1)
Does not include shares of our common stock that have vested but are deferred under our Executive Deferred Compensation Plan, which we refer to as our EDCP. As of March 19, 2018, each of our named executives, and all executive officers as a group, had the following number of shares of our common stock that are vested but deferred under our EDCP:

Named Executive	Number of Deferred Shares
W. Foley	0
J. Burmeister	0
V. Smith	0
A. Cerioli	0
S. Kovach	17,720
S. Miñarro	0
C. Summersgill	0
All executive officers as a group	17,720
Does not include the following number of shares of phantom stock that are held by our named executives and all executive officers as a group pursuant to our EDCP and that are payable in cash:

Named Executive	Number of Phantom Shares
W. Foley	0
J. Burmeister	0
V. Smith	0
A. Cerioli	0
S. Kovach	1,014
S. Miñarro	0
C. Summersgill	0
All executive officers as a group	1,014

2018 Proxy Statement 61

Stock Ownership Information

(2)
Includes the following number of NQSOs that have been granted to our named executives and all executive officers as a group and that currently are exercisable or will be exercisable on or before May 18, 2018:

Named Executive	Number of Outstanding Stock Options Exercisable Within 60 Days
W. Foley	85,437
J. Burmeister	5,297
V. Smith	15,350
A. Cerioli	0
S. Kovach	36,172
S. Miñarro	81,428
C. Summersgill	0
All executive officers as a group	223,684

(3)
Includes the following number of shares of our common stock that are deferred by non-management directors under our 2009 Director Deferred Compensation Plan, which we refer to as our Director DCP, and that are payable as shares of our common stock:

Name of Director	Number of Deferred Shares
C. Duno	26,327
W. Foley(a)	0
G. Jones	0
E. Mallesch	10,472
D. Miller	0
C. Moerdyk	0
S. Nave	0
J. Orr	0
All non-management directors as a group	36,799
Does not include the following number of shares of phantom stock that are held by non-management directors pursuant to our deferred compensation plans for outside directors and that are payable in cash:

Name of Director	Number of Phantom Shares
C. Duno	0
W. Foley(a)	13,126
G. Jones	0
E. Mallesch	0
D. Miller	2,443
C. Moerdyk	20,566
S. Nave	6,921
J. Orr	0
All non-management directors as a group	43,056

(a)	Mr. Foley was a non-management director from 1994 until he assumed the role of CEO on January 12, 2016.
For more information regarding our deferred compensation plans for non-management directors, see “Non-Management Directors’ Compensation in 2017” above.

(4)
Based on last known information as of date of separation from service. For Ms. Cerioli, that date was March 31, 2017. For Mr. Miñarro, that date was January 15, 2018. For Ms. Smith, that date was December 31, 2017. For Ms. Summersgill, that date was February 23, 2018.

62 Libbey Inc.

Stock Ownership Information

In addition to outstanding shares of common stock that our named executives beneficially owned as of March 19, 2018, or, for those no longer employed by the Company as of that date, as of their last date of employment, the named executives and all executive officers as a group have received the following grants of RSUs that have not yet vested:

Named Executive	Number of Unvested RSUs(1)
W. Foley	222,438
J. Burmeister	33,538
V. Smith	0
A. Cerioli	0
S. Kovach	30,727
S. Minarro	0
C. Summersgill	0
All executive officers as a group	342,773

(1)
Of these amounts, a total of 867 RSUs with four-year ratable vesting were awarded on February 16, 2015; a total of 33,792 RSUs with four-year ratable vesting were awarded on February 8, 2016; a total of 37,160 RSUs with four-year ratable vesting were awarded on February 6, 2017; a total of 9,344 RSUs with four-year ratable vesting were awarded on March 16, 2017; a total of 15,877 RSUs with four-year ratable vesting were awarded on October 23, 2017; a total of 14,000 RSUs with three-year cliff vesting were awarded on November 3, 2017; and a total of 231,733 RSUs with four-year ratable vesting were awarded on February 5, 2018. One share of our common stock will be issued for each vested RSU. Dividends do not accrue on RSUs until they vest. For further information, see “Executive Compensation — Compensation Discussion and Analysis — What pay did Libbey's executives receive for 2017?” and the Outstanding Equity Awards at Fiscal Year-End Table above.

Section 16(a) Beneficial Ownership Reporting Compliance
All of our directors and executive officers are required to file initial reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. We have reviewed these reports, including any amendments, and written representations from the executive officers and directors of the Company. Based solely on this review, we believe that all 2017 filing requirements were met for each of our directors and executive officers subject to Section 16(a), with the following exceptions: one inadvertently late filing for Mr. Nave regarding one transaction in 2017 related to deferred director cash compensation; and one inadvertently late filing for Ms. Kovach regarding nine transactions that occurred from 2009 through 2011 related to deferred executive cash compensation.

2018 Proxy Statement 63

QUESTIONS AND ANSWERS ABOUT
THE MEETING
WHO MAY VOTE?
You may vote if you were a holder of the common stock of Libbey Inc. at the close of business on March 19, 2018.
A complete list of shareholders entitled to vote at the Annual Meeting will be maintained at the Company’s principal executive offices at 300 Madison Avenue, Toledo, Ohio, for a period of at least 10 days before the Annual Meeting.
WHAT MAY I VOTE ON, WHAT ARE MY VOTING OPTIONS AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Proposal		Voting Options	Board Recommendation
1	Election of Directors: Election of Carol B. Moerdyk and John C. Orr to serve as Class I directors	For, Withhold (as to any nominee) or Abstain	FOR each of Ms. Moerdyk and Mr. Orr
2
Advisory Say-on-Pay:
RESOLVED, that the stockholders of the Company approve,
on an advisory and non-binding basis, the compensation of
the Company’s named executives, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, pursuant to
Item 402 of Regulation S-K
		For, Against or Abstain	FOR
3	Ratification of Independent Auditor: Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the 2018 fiscal year	For, Against or Abstain	FOR
HOW DO I VOTE?
Registered Shareholders
If you are a registered shareholder, you may vote in any of the following ways:

Vote by telephone: Call on a touch-tone telephone, toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight saving time, on May 15, 2018. Make sure you have your proxy card, notice document or email that you received and follow the simple instructions provided.

Vote over the internet: Go to www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., eastern daylight saving time, on May 15, 2018. Make sure you have available the proxy card, notice document or email that you received and follow the simple instructions provided.

Vote by mail: If you received printed copies of the proxy materials by mail, you may mark, date and sign the enclosed proxy card and return it in the postage-paid envelope that was provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Vote in person at the annual meeting: Bring the proxy card, notice document or email you received and bring other proof of identification and request a ballot at the meeting.
Shares held jointly by two or more registered shareholders may be voted by any joint owner unless we receive written notice from another joint owner denying the authority of the first joint owner to vote those shares.

64 Libbey Inc.

Questions and Answers About the Meeting

Shares Held in Street Name
If you hold your shares in street name — in other words, you hold your shares through a broker or other nominee — you will receive from your broker a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the internet. It also will tell you how to request a paper or e-mail copy of our proxy materials. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote, including Proposals 1 and 2.
Shares Held Through 401(k) Plan
If you participate in one of our 401(k) plans, and if you have investments in the Libbey Inc. stock fund and have an e-mail address provided by Libbey for business purposes, you will receive an e-mail message at your Libbey-provided e-mail address containing instructions that you must follow in order for shares in your account to be voted. If you participate in one of our 401(k) plans, have investments in the Libbey Inc. stock fund and do not have an e-mail address provided by Libbey for business purposes, you will receive instructions from the trustee of the applicable 401(k) plan that you must follow in order for shares in your account to be voted.
MAY I CHANGE MY VOTE?
If you are a shareholder of record, you may, at any time before your shares are voted at the annual meeting, change your vote or revoke your proxy by:

•	sending us a proxy card dated later than your last vote;

•	notifying the Secretary of Libbey in writing; or

•	voting at the meeting.
If you hold your shares in street name through a broker or other nominee, you should contact your broker or nominee to determine how to change your vote or revoke your proxy.
HOW MANY SHARES OF LIBBEY COMMON STOCK ARE OUTSTANDING?
At the close of business on March 19, 2018, there were 22,028,718 shares of Libbey common stock outstanding. Each share of common stock is entitled to one vote.
HOW BIG A VOTE DO THE PROPOSALS NEED IN ORDER TO BE ADOPTED?
Provided that a quorum is present either in person or by proxy at the Annual Meeting, Proposals 1 through 3 must receive the required votes set forth below:

Proposal		Required Vote
1	Election of Carol B. Moerdyk and John C. Orr as Class I directors	Since the election of directors is uncontested, each director must receive the vote of the majority of the votes cast with respect to such director’s election.
2	Advisory Say-on-Pay	The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.
3	Ratification of Independent Auditors	The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.
WHAT CONSTITUTES A QUORUM?
Under our By-laws, the holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum, permitting business to be transacted at the meeting.
HOW WILL VOTES BE COUNTED?
Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. For purposes of determining whether the shareholders have approved a matter, abstentions are not treated as votes cast “for,” “against” or “withheld,” and therefore will have no effect on the outcome of any of Proposals 1 – 3. Additionally, broker non-votes will not be considered as present and entitled to vote with respect to any of Proposals 1 – 2. The common stock outstanding on the record date held by the trustee under Libbey’s 401(k) plans will be voted by the trustee in accordance with instructions from participants in those plans. Votes will not be cast with respect to those shares in the plans for which no instructions are received.

2018 Proxy Statement 65

Question and Answers About the Meeting

WHAT ARE BROKER NON-VOTES?
If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to vote your shares with respect to certain matters, including Proposals 1 – 2, unless you give your broker or nominee specific instructions as to how to vote. Non-voted shares on non-routine matters are called broker non-votes. They will not be counted in determining the number of shares necessary for approval but will be counted in determining whether there is a quorum.
HOW WILL VOTING BE CONDUCTED ON OTHER MATTERS RAISED AT THE MEETING?
The proxy committee will vote on other matters that properly come before the meeting in accordance with the Board’s recommendation or, if no recommendation is given, in the discretion of the proxy committee.
WHEN MUST SHAREHOLDER PROPOSALS BE SUBMITTED FOR THE 2019 ANNUAL MEETING?
A shareholder desiring to submit a proposal for inclusion in our Proxy Statement for our 2019 Annual Meeting must deliver the proposal so that we receive it no later than November 29, 2018. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if submitted after February 12, 2019. A shareholder desiring to nominate one or more directors for election at our 2019 Annual Meeting must deliver the written nomination no earlier than January 16, 2019, and no later than February 15, 2019. All such proposals must be addressed to Susan A. Kovach, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

66 Libbey Inc.

GENERAL INFORMATION

Certain Legal Proceedings
We are involved in various routine legal proceedings arising in the ordinary course of our business. In addition, the Company and its subsidiaries are subject to examination by various countries’ tax authorities. These examinations may lead to proposed or assessed adjustments to our taxes. For a detailed discussion on tax contingencies, see note 7, Income Taxes, to the Consolidated Financial Statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Other Business
As of the date of this proxy statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy committee to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by shareholders will require a majority vote of common stock represented in person or by proxy.

Solicitation Costs
The Company has retained Georgeson Shareholder to solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations. The Company has agreed to pay a fee of $8,000, plus expenses for out-of-pocket costs, for Georgeson’s services. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. to perform a broker-nominee search. Arrangements also have been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company’s Board of Directors.

Reports to Shareholders
We are pleased to take advantage of SEC rules that permit issuers to furnish their proxy materials to shareholders on the internet. Shareholders may request a paper copy of this proxy statement and the 2017 Annual Report by:

Internet	www.proxyvote.com
Telephone	1-800-579-1639
Email	sendmaterial@proxyvote.com
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, including the consolidated financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.
By Order of the Board of Directors,

Susan A. Kovach
Secretary
Toledo, Ohio
March 29, 2018

2018 Proxy Statement 67

APPENDIX A
Calculation of Adjusted Cash Earnings Used For Incentive Compensation Purposes
(dollars in thousands)

Year ended December 31, 2017
Adjusted EBITDA(1)
Reported net income (loss) (U.S. GAAP)	$(93,368)
Add: Interest expense	20,400
Add: Provision for income taxes	15,798
Add: Depreciation and amortization	45,544
Add: Special items before interest and taxes
Goodwill impairment	79,700
Reorganization/restructuring charges	2,488
Reported Adjusted EBITDA (non-GAAP)	70,562
Impact of currency to reflect results at budgeted exchange rates	(4,761)
Adjusted EBITDA at budgeted exchange rates (non-GAAP)	$65,801

Increase in Trade Working Capital(2)
Increase in accounts receivable - net	$4,884
Increase in inventories - net	17,877
Increase in accounts payable	(6,764)
Increase in Trade Working Capital (non-GAAP)	15,997
Increase due to currency	(9,597)
Increase in Trade Working Capital at budgeted exchange rates (non-GAAP)	$6,400

Adjusted Cash Earnings
Adjusted EBITDA at budgeted exchange rates (non-GAAP)	$65,801
Increase in Trade Working Capital at budgeted exchange rates (non-GAAP)	(6,400)
Adjusted Cash Earnings at budgeted exchange rates (non-GAAP)	$59,401

(1)
We believe that Adjusted EBITDA, a non-GAAP financial measure, is a useful metric for evaluating our financial performance, as it is a measure that we use internally to assess our performance. For certain limitations and a reconciliation from net income (loss) to Adjusted EBITDA, see the "Non-GAAP Measures" and "Reconciliation of Net Income (Loss) to Adjusted EBITDA" sections included in Part II, Item 6. Selected Financial Data, in our 2017 Annual Report on Form 10-K.

(2)
Trade Working Capital, a non-GAAP financial measure, is defined as net accounts receivable plus net inventories less accounts payable. We believe that Trade Working Capital is important supplemental information for investors in evaluating liquidity in that it provides insight into the availability of net current resources to fund our ongoing operations. Trade Working Capital is a measure used by management in internal evaluations of cash availability and operational performance.

Trade Working Capital is used in conjunction with and in addition to results presented in accordance with U.S. GAAP. Trade Working Capital is neither intended to represent nor be an alternative to any measure of liquidity and operational performance recorded under U.S. GAAP. Trade Working Capital may not be comparable to similarly titled measures reported by other companies.

68 Libbey Inc.

Appendix A

Calculation of Return on Invested Capital (ROIC) Used For Incentive Compensation Purposes

Year ended December 31, 2017
ROIC
Defined as: After tax adjusted income from operations (using a 35% tax rate) over ending Trade Working Capital (accounts receivable-net plus inventory-net, less accounts payable) plus net book value of property, plant and equipment

Reported income from operations	$(53,655)
Add: Adjustments
Goodwill impairment	79,700
Reorganization/restructuring charges	2,488
Adjusted income from operations	28,533
Add: Impact of currency to reflect results at budgeted exchange rates	(7,549)
Adjusted income from operations at budgeted exchange rates	20,984
Factor to apply for taxes	65%
After tax adjusted income from operations at budgeted exchange rates	$13,640

Invested capital
Reported property, plant and equipment, net	$265,675
Add: Impact of currency to reflect results at budgeted exchange rates	(9,457)
Property, plant and equipment, net at budgeted exchange rates	256,218
Accounts receivable - net	89,997
Inventories - net	187,886
Less: Accounts payable	78,346
Reported Trade Working Capital (non-GAAP)	199,537
Add: Impact of currency	9,597
Trade Working Capital at budgeted exchange rates (non-GAAP)	189,940
Total invested capital at budgeted exchange rates	$446,158

ROIC	3.1%

2018 Proxy Statement 69

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 15, 2018 for shares held directly and by 11:59 P.M. ET on May 13, 2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 15, 2018 for shares held directly and by 11:59 P.M. ET on May 13, 2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

LIBBEY INC. P.O. BOX 10060 TOLEDO, OH 43699-0060

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class I Directors:
1.	Election of Directors		☐	☐	☐
Nominees
01	Carol B. Moerdyk 02 John C. Orr

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Approve, on an advisory and non-binding basis, the 2017 compensation of the Company’s named executives.						☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as Libbey’s independent auditors for the 2018 fiscal year.						☐	☐	☐

NOTE: The Directors up for election are Class I directors. At the meeting shareholders will transact such other business as properly may come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

LIBBEY INC.
Annual Meeting of Shareholders
May 16, 2018 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James C. Burmeister and Susan A. Kovach, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LIBBEY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 02:00 PM, EDT on May 16, 2018, at the Libbey Corporate Showroom, 335 N. St. Clair Street, Toledo, Ohio, 43604, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side